UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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Sunoco, Inc.

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1

Sunoco, Inc. Ten Penn Center 1801 Market Street Philadelphia, PA 19103-1699

NOTICE OF ANNUAL MEETING

Dear Sunoco Shareholder:

On Thursday, May 6, 2004, Sunoco, Inc. will hold its 2004 Annual Meeting of Shareholders at the Moore College of Art and Design, Stewart Auditorium, 20th Street and the Parkway, Philadelphia, PA. The meeting will begin at 9:30 a.m.

Only shareholders who owned stock at the close of business on February 10, 2004 can vote at this meeting or any adjournments that may take place. At the meeting we will consider:

1.	Election of a Board of Directors;

2.	Ratification of the appointment of our independent auditors for the fiscal year 2004; and

3.	Any other business properly presented at the meeting.

At the meeting we will also report on Sunoco’s 2003 business results and other matters of interest to shareholders.

Your Board of Directors recommends that you vote in favor of proposals 1 and 2 above, which are further described in this proxy statement. This proxy statement also outlines the corporate governance practices at Sunoco, discusses our compensation practices and philosophy, and describes the Audit Committee’s recommendation to the Board regarding our 2003 financial statements. We encourage you to read these materials carefully.

Whether or not you expect to attend the meeting, we urge you to vote promptly.

For those shareholders who consented to access the Proxy Statement and Annual Report through our Internet site (www.SunocoInc.com), we thank you for supporting our cost reducing efforts. For shareholders who may be interested in receiving information electronically in the future, you may indicate your preference when you vote.

The approximate date of mailing for this proxy statement and card as well as a copy of Sunoco’s 2003 Annual Report is March 19, 2004. For further information about Sunoco, please visit our web site at www.SunocoInc.com.

By Order of the Board of Directors,

ANN C. MULÉ

CHIEF GOVERNANCE OFFICER, ASSISTANT GENERAL COUNSEL

AND CORPORATE SECRETARY

MARCH 19, 2004

PROXY STATEMENT

Questions and Answers

1.	Q: Who is entitled to vote?
A:	Shareholders as of the close of business on the record date, February 10, 2004, are entitled to vote at the Annual Meeting.

2.	Q: How do I cast my vote?
A:	There are four different ways you may cast your vote this year. You may vote by:

(1)	telephone, using the toll-free number listed on each proxy card (if you are a shareholder of record) or vote instruction card (if your shares are held by a bank or broker);
(2)	the Internet, at the address provided on each proxy or vote instruction card;
(3)	marking, signing, dating, and mailing each proxy or vote instruction card and returning it in the envelope provided. If you return your signed proxy or vote instruction card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the two proposals; or
(4)	attending the meeting (if your shares are registered directly in your name on Sunoco’s books and not held through a broker, bank or other nominee).

For voting procedures for shares held in the Sunoco, Inc. Capital Accumulation Plan or “SunCAP,” Sunoco’s 401(k) Plan for employees, see Question 8.

If you are the registered shareholder (that is, if you hold your stock in your name), you can vote by telephone or electronically through the Internet by following the instructions provided on the proxy card.

If your shares are held in “street name” (that is, they are held in the name of a broker, bank or other nominee), or your shares are held in custody for your account by The Vanguard Fiduciary Trust Company (“Vanguard”), as trustee for SunCAP, you will receive instructions with your materials that you must follow in order to have your shares voted. Please review your proxy or vote instruction card to determine whether you will be able to vote by telephone or electronically.

The deadline for voting by telephone or electronically is 11:59 p.m. Eastern U.S. Time, May 5, 2004.

3.	Q: How do I revoke or change my vote?
A:	You may revoke or change your vote by:

(1)	notifying Sunoco’s Corporate Secretary or its designated agent, IVS Associates, Inc., Suite 210, 111 Continental Drive, Newark, DE 19713, in writing at any time before the meeting;
(2)	submitting a later-dated proxy by mail, telephone, or via the Internet; or
(3)	voting in person at the meeting (if your shares are registered directly in your name on Sunoco’s books and not held through a broker, bank, or other nominee).

The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone or the Internet, will count as your vote. If a vote has been recorded for your shares and you submit a proxy card that is not properly signed or dated, the previously recorded vote will stand.

4.	Q: Who will count the vote?
A:	Representatives of IVS Associates, Inc., an independent tabulator, will count the vote and act as the judge of election.

5.	Q: Is my vote confidential?
A:	Proxy cards, vote instruction cards, telephone and Internet voting reports, ballots and voting tabulations that identify individual shareholders are returned directly to IVS Associates, Inc. and are handled in a manner that protects your voting privacy. As a registered shareholder, SunCAP participant, or Non-Objecting Beneficial Owner, your vote will not be disclosed to Sunoco except: (1) as needed to permit IVS Associates, Inc. to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances such as a proxy contest in opposition to the Board. Additionally, all comments written on the proxy or vote instruction card or elsewhere will be forwarded to Sunoco, but your identity will be kept confidential unless you specifically ask that your name be disclosed.

6.	Q: What does it mean if I get more than one proxy or vote instruction card?
A:	If your shares are registered differently and are in more than one account, you will receive more than one card. Please complete and return all of the proxy or vote instruction cards you receive (or vote by telephone or the Internet all of the shares on all of the proxy or vote instruction cards received) to ensure that all of your shares are voted.

7.	Q: How many shares can vote?
A:	As of the February 10, 2004 record date, 75,698,948 shares of Sunoco common stock were issued and outstanding. Every shareholder of common stock is entitled to one vote for each share held as of the record date.

8.	Q: How is Sunoco common stock in SunCAP voted?
A:	Voting instructions from SunCAP participants are maintained in the strictest confidence and will not be disclosed to Sunoco except as set forth in those limited circumstances discussed in Question 5, which apply to all shareholders. If you hold shares of Sunoco common stock through SunCAP, you may vote by instructing the SunCAP trustee, Vanguard, how to vote your shares pursuant to the vote instruction card that is mailed to you with this proxy statement. If you do not provide voting instructions, or provide unclear voting instructions, then Vanguard will vote the shares in your SunCAP account in proportion to the way the shares of Sunoco common stock are voted by the other SunCAP participants.

9.	Q: What is a “quorum”?
A:	A “quorum” is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held, and a proposal must receive more than 50% of the shares voting at the meeting to be adopted. If you submit a timely, properly executed proxy or vote instruction card, then you will be considered part of the quorum, even if you abstain from voting.

Abstentions: Abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention. Abstentions and withheld votes are counted as shares present and entitled to be voted.

Broker Non-Votes: Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the shareholder, and (2) the broker lacks the authority to vote the shares at his/her discretion. Broker non-votes will not affect the outcome of any of the matters being voted upon at this meeting, and they are not counted as shares present and entitled to be voted with respect to the matter on which the broker has not voted expressly.

10.	Q: Who can attend the Annual Meeting and how do I get a ticket?
A:	All shareholders who owned shares on February 10, 2004 may attend. Just check the box on your proxy or vote instruction card, or as indicated on the Internet site, or press the appropriate key if voting by telephone. If your shares are held through a broker and you’d like to attend, please write to Ann C. Mulé, Chief Governance Officer, Assistant General Counsel and Corporate Secretary, Sunoco, Inc., Ten Penn Center, 1801 Market Street, Philadelphia, PA 19103-1699. Include a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker), and we will send you a ticket.

11.	Q: How will voting on any other business be conducted?
A:	Although we do not know of any business to be considered at the 2004 Annual Meeting other than the proposals described in this proxy statement, if any other business is presented at the Annual Meeting, your signed proxy or vote instruction card, or your authenticated Internet or telephone proxy, gives authority to John G. Drosdick, Sunoco’s Chairman, Chief Executive Officer and President, and Ann C. Mulé, Sunoco’s Chief Governance Officer, Assistant General Counsel and Corporate Secretary, to vote on such matters at their discretion.

12.	Q: Can I, in the future, receive my proxy statement and annual report over the Internet?
A:	Yes. You can receive this information over the Internet.

(1)	If you are a registered shareholder: You can agree to access the annual report and proxy statement on the Internet by completing the question regarding consent included on your proxy or vote instruction card, on the Internet site, or on the telephone. You will be notified when you receive your proxy card that the materials are available on our web site (www.SunocoInc.com). Your choice of electronic delivery will remain in effect until you contact us by sending a written request to the Corporate Secretary, Sunoco, Inc., Ten Penn Center, 1801 Market Street, Philadelphia, PA 19103-1699.

(2)	If you hold shares through a broker or bank: Please refer to the information provided by that entity in the proxy materials mailed to you; or contact your broker or bank and indicate your preference to access the documents on the Internet.

13.	Q: If I am receiving multiple copies of the proxy statement and annual report at my residence, what do I need to do to receive only one copy?
A:	With your consent and the consent of other shareholders in your household, we may send one set of the proxy statement and annual report to a household where two or more Sunoco shareholders reside if we believe they are members of the same family. Each consenting shareholder would continue to receive a separate notice of annual meeting and proxy card. This procedure, referred to as “householding,” would reduce the volume of duplicate information you receive, and would also reduce the Company’s printing and mailing costs. If you are an eligible shareholder and would be interested in receiving only one copy of the proxy statement and annual report, please complete the question regarding consent relating to multiple copies included on your proxy or vote instruction card, on the Internet site, or on the telephone; or you may contact the Company by sending a written request to the Corporate Secretary, Sunoco, Inc., Ten Penn Center, 1801 Market Street, Philadelphia, PA 19103-1699. Your consent will remain in effect unless Sunoco receives contrary instructions from you or other shareholders in your household. Should you revoke your consent, Sunoco will begin sending individual copies of the annual report and proxy statement to you within thirty (30) days of your revocation. Also, if you would like to obtain a separate copy of the annual report or proxy statement, you may direct your request to the address above, or you may call 215-977-6082. If you hold your shares in street name, please contact your broker.

14.

Q:         I have Sunoco shares that are held in street name, as do others in my household. We received only one copy of the proxy statement and annual report. What if I would like additional copies of these materials?

A:	Some brokerage firms have instituted “householding” in connection with the delivery of annual reports and proxy statements (see Question 13). If your family holds Sunoco shares in multiple brokerage accounts, you may have previously received “householding” notification from your broker or bank. If you wish to revoke your decision to household and thereby receive multiple reports, please contact your broker directly. If any shareholder residing at the same address would like additional copies of the annual report or proxy statement, please contact your broker or bank, or you may contact Sunoco at Ten Penn Center, 1801 Market Street, Philadelphia, PA 19103-1699, Attention: Corporate Secretary.

15.	Q: Does any shareholder own 5% or more of Sunoco’s common stock?
A:	Capital Research and Management Company and Goldman Sachs Asset Management, L.P. have reported the following ownership of Sunoco’s common stock, as of December 31, 2003. The information below is based on the most recent Schedules 13G filed with the Securities and Exchange Commission, except as otherwise known by the Company.

Shareholder Name and Address	Shares	Percent of Outstanding Shares

Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	8,745,000[1]	11.6%

Goldman Sachs Asset Management, L.P. 32 Old Slip New York, NY 10005	4,653,710[2]	6.2%

NOTES TO TABLE:

[1]	According to a Schedule 13G dated February 10, 2004 filed with the Securities and Exchange Commission, Capital Research and Management Company holds sole dispositive power of 8,745,000 shares.

[2]	According to a Schedule 13G dated February 12, 2004 filed with the Securities and Exchange Commission, Goldman Sachs Asset Management, L.P., holds sole voting power of 3,805,450 and sole dispositive power of 4,653,710 shares.

16.	Q: When are the shareholder proposals for the 2005 Annual Meeting due?
A:	All shareholder proposals to be considered for inclusion in next year’s proxy statement must be submitted in writing to Ann C. Mulé, Chief Governance Officer, Assistant General Counsel and Corporate Secretary, Sunoco, Inc., Ten Penn Center, 1801 Market Street, Philadelphia, PA 19103-1699 by November 19, 2004.

Additionally, Sunoco’s advance notice bylaw provisions require that any shareholder proposal to be presented from the floor of the 2005 Annual Meeting must be submitted in writing to Ann C. Mulé, at the above address, by December 31, 2004, and must be accompanied by:

♦	the name, residence and business address of the proposing shareholder;

♦	a representation that the shareholder is a record holder of Sunoco stock or holds Sunoco stock through a broker and the number of shares held; and

♦	a representation that the shareholder intends to appear in person or by proxy at the 2005 Annual Meeting to present the proposal.

A proposal may be presented from the floor only after Sunoco’s Board of Directors has determined that it is a proper matter for consideration under our bylaws.

17.	Q: What is Sunoco’s process for nominating director candidates?
A:	All of Sunoco’s directors are elected each year by its shareholders at the annual meeting of shareholders. The Board of Directors is responsible for filling vacancies on the Board at any time during the year, and for nominating director nominees to stand for election at the annual meeting of shareholders. The Governance Committee of the Board of Directors reviews all potential director candidates, and recommends potential director candidates to the full Board. Director candidates may be identified by current directors of the Company, as well as by shareholders. The Governance Committee is comprised entirely of independent directors, as defined in the New York Stock Exchange listing standards and Sunoco’s Categorical Standards of Independence. The Governance Committee does not generally utilize the services of search firms or consultants to assist in identifying and screening potential candidates. The Governance Committee has an extensive diligence process for reviewing potential candidates, including an assessment of each candidate’s education, experience, independence and other relevant factors, as described under “Director Qualifications” in Sunoco’s Corporate Governance Guidelines (page 10 in this proxy statement) and in the Governance Committee Charter attached as Appendix D. The full Board reviews and has final approval authority on all potential director candidates being recommended to the shareholders for election. See Question 18 below regarding the process for shareholder nominations of director candidates.

18.	Q: Can a shareholder nominate someone to be a director of Sunoco?
A:	As a shareholder, you may recommend any person as a nominee for director of Sunoco for consideration by the Governance Committee by submitting the name and supporting information in writing to the Governance Committee of the Board of Directors, c/o Sunoco, Inc., Ten Penn Center, 1801 Market Street, Philadelphia, PA 19103-1699. Recommendations must be received by December 31, 2004 for the 2005 Annual Meeting, and must be accompanied by:

♦	the name, residence and business address of the nominating shareholder;

♦	a representation that the shareholder is a record holder of Sunoco stock or holds Sunoco stock through a broker and the number of shares held, the length of time such shares have been held, and that the shareholder intends to hold such shares through the date of the Annual Meeting;

♦	a representation that the shareholder intends to appear in person or by proxy at the 2005 Annual Meeting to nominate the individual(s) if the nominations are to be made at a shareholder meeting;

♦	information regarding each nominee which would be required to be included in a proxy statement;

♦	a description of any arrangements or understandings between and among the shareholder and each and every nominee; and

♦	the written consent of each nominee to serve as a director, if elected.

19.	Q: How can shareholders communicate with Sunoco’s Directors?
A:	Sunoco’s Board of Directors provides a process for shareholders to send communications to the Board. Shareholders may communicate with any of Sunoco’s directors, any committee chairperson or the Board of Directors by writing to the director, committee chairperson or the Board in care of Sunoco’s Chief Governance Officer, Assistant General Counsel and Corporate Secretary, Ann C. Mulé, at Sunoco, Inc., Ten Penn Center, 1801 Market Street, Philadelphia, PA 19103-1699. Communications received by the Corporate Secretary for any Sunoco director are forwarded directly to the director. If the communication is addressed to the Board and no particular director is named, the communication will be forwarded, depending on the subject matter, to the appropriate Committee chairperson or to all non-management directors.

There were no material actions taken by the Board of Directors during 2003 as a result of communications from shareholders.

20.	Q: How much did this proxy solicitation cost?
A:	Morrow & Co., Inc. was hired by Sunoco to assist in the distribution of proxy materials and the solicitation of votes for a fee of $10,000, plus estimated out-of-pocket expenses of $10,000. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

21.	Q: Who is soliciting my vote?
A:	Your vote is being solicited by the Board of Directors of Sunoco, Inc. for the 2004 Annual Meeting of Shareholders to be held on Thursday, May 6, 2004 at 9:30 a.m.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and persons who own more than 10% of Sunoco’s common stock to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Sunoco believes that during 2003, all SEC filings of its officers and directors complied with the requirements of Section 16 of the Securities Exchange Act, based on a review of forms filed, or written notice that no annual forms were required, except (1) reports filed in May 2003 on behalf of Sunoco’s outside directors (Mr. Darnall, Ms. Fairbairn, Mr. Gerrity, Ms. Greco, Mr. Kaiser, Mr. Kennedy, Mr. Lenny, Mr. Matthews, Mr. Pew and Mr. Ratcliffe), which were inadvertently filed late due to an administrative error; and (2) reports filed in September 2003 on behalf of Mr. Darnall, Ms. Fairbairn, Ms. Greco, Mr. Lenny, Mr. Matthews and Mr. Ratcliffe, which were inadvertently filed late due to an administrative error. All of these filings related to transactions pertaining to the payment of routine director compensation.

GOVERNANCE OF THE COMPANY

Corporate Governance Guidelines

INTRODUCTION

Sunoco’s corporate governance practices are designed to ensure that qualified directors are elected, that—other than the CEO—Sunoco’s directors are independent directors, and that directors are provided with full and transparent information from management so that the Board can function at a high level. Corporate governance practices also help to ensure that full and transparent disclosures are made by Sunoco to its shareholders, the securities markets and the Securities and Exchange Commission.

Sunoco’s Board has been focused on corporate governance practices for many years. Sunoco published its first set of formal corporate governance guidelines in 1998 and has updated and republished these guidelines each year in its proxy statement so that its shareholders would be well informed as to the manner in which Sunoco is governed.

Sunoco’s Board has specifically charged its Governance Committee with the responsibility of keeping up with “best practices” in corporate governance so that Sunoco’s practices can continually be updated. Recognizing that corporate governance is of critical importance to the enterprise and thus merits adequate resources, the Board elected in 2002 a Chief Governance Officer—a senior level executive whose job duties are dedicated to corporate governance and providing guidance with respect to compliance with the federal securities laws and the New York Stock Exchange listing standards. With respect to corporate governance matters, this executive reports directly to the Governance Committee and the full Board to help ensure that governance practices, consistent with Sunoco’s “best practices” philosophy, are implemented over time and in the context of an ever-changing and increasingly complex corporate environment.

The following Corporate Governance Guidelines were adopted by Sunoco’s Board of Directors on March 4, 2004.

ROLE OF BOARD AND MANAGEMENT:

Sunoco’s business is conducted by its employees under the direction of the CEO and the oversight of the Board, to enhance the long-term value of Sunoco for its shareholders. The Board is elected by the shareholders to oversee management and to assure that the long-term interests of the shareholders are being served. Both the Board and management recognize that the long-term interests of Sunoco are advanced by responsibly addressing the concerns of other constituencies, including employees, customers, suppliers and the communities in which Sunoco operates.

BOARD COMPOSITION

Annual Director Election:    Each director is elected annually by shareholders for a one-year term. Sunoco does not have a “staggered board.”

Director Independence:    A director is “independent” only if he or she is a non-management director and is free of any direct or indirect material relationship with Sunoco or its management. Except for Sunoco’s Chairman and CEO, all current directors meet the “independence” standards of the New York Stock Exchange Listing Standards and the Categorical Standards of Independence set forth below.

Categorical Standards of Independence:    To be considered “independent” for purposes of these Standards, a director must be determined by resolution of the full Board, after due deliberation, to have no direct or indirect material relationship with the Company other than as a director. In each case, the Board, through its Governance Committee, shall consider all relevant facts and circumstances, and shall apply the following standards when assessing the independence of a director:

a.	A director will not be considered “independent” if, within the preceding three years:

(i)	the director was employed by the Company or any of its direct or indirect subsidiaries;
(ii)	an immediate family member of the director was employed by the Company as an executive officer;
(iii)	the director received more than $100,000 per year in direct compensation from the Company, other than director and committee fees, and pensions and other forms of deferred compensation for prior service (provided it is not contingent on continued service);
(iv)	an immediate family member of the director received more than $100,000 in a year in direct compensation from the Company, other than director and committee fees, and pensions and other forms of deferred compensation for prior service (provided it is not contingent on continued service);
(v)	the director was affiliated with or employed by a present or past internal or independent auditor of the Company or any of its subsidiaries;
(vi)	an immediate family member of the director was affiliated with or employed in a professional capacity by a present or past internal or independent auditor of the Company or any of its subsidiaries; or
(vii)	an officer of the Company was on the compensation committee of the board of directors of a company that employed as an executive officer the director or an immediate family member of the director.

b.	The following commercial relationships will not be considered material relationships that would impair a director’s independence:

(i)	if a director is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that made payments to, or received payments from, the Company for property or services in an amount, which in any single year, did not exceed the greater of $1 million or two percent (2%) of the other company’s consolidated gross revenues within the preceding three years;
(ii)	if a director of the Company is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than two percent (2%) of the total consolidated assets of either company; or
(iii)	if a director is an executive officer of a charitable organization and the Company made, within the last three years, contributions that in any single year were less than the greater of $1 million or two percent (2%) of the charitable organization’s consolidated gross revenues, as determined from the charitable organization’s latest publicly available financial information.

c.	An Audit Committee member may not have a direct or indirect financial relationship with the Company or any of its subsidiaries (i.e., accept directly or indirectly any consulting, advisory or other compensatory fee) other than compensation for service as a director. Audit Committee members may receive directors’ fees (in the form of cash, stock, stock units or other in-kind consideration ordinarily available to directors, as well as regular benefits that other directors receive).

d.	An Audit Committee member may not be an “affiliated person” of the Company or any of its subsidiaries. “Affiliated person” is defined in Rule 10A-3 of the Securities Exchange Act of 1934 to mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

e.

With respect to any relationship not covered by paragraphs “a” and “b” above, the determination of whether the relationship is material, and therefore whether the director would be independent, will be made by the directors who satisfy the independence criteria set forth in paragraphs “a” and

“b” above. The Company will describe and explain in the next proxy statement the basis for any determination by the Board of Directors that a relationship is not material despite the fact that it does not meet the categorical standards set for in paragraph “b” above. The Company will also disclose and explain the basis for any determination of independence for a director that does not meet the criteria in paragraphs “a” and “b” above.

Board Size and Mix:    Annually by resolution, Sunoco’s Board fixes the number of directors that will constitute the Board for the following year. The Board believes that a board size of between 10 and 12 directors is the ideal size for Sunoco, although at times the size may vary due to transition periods for new directors in anticipation of planned director retirements.

Director Qualifications:    The Governance Committee and the full Board of Directors considers, at a minimum, the following factors in recommending potential new Board members or the continued service of existing members:

a.	A director is nominated based on his or her professional experience. He or she should be accomplished and have recognized achievements in his or her respective field.

b.	A director should have relevant education, expertise and experience, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience.

c.	A director should possess high personal and professional ethics, integrity and values.

d.	A director must be inquisitive and objective, have the ability to exercise practical and sound business judgment, and have an independent mind.

e.	A director must be willing to devote sufficient time and effort to carrying out his or her duties and responsibilities effectively.

f.	All of the directors, except for the Chief Executive Officer, should be “independent,” as outlined in Sunoco’s Categorical Standards of Independence, and be without the appearance of any conflict while serving as a Director.

g.	A director should have the ability to work effectively with others.

h.	In selecting a director, the Board generally seeks active or former chief executive officers or senior level executives of public companies, or leaders of major complex organizations, with experience at a strategy/policy setting level or with high level management experience.

i.	In selecting a director, the Board of Directors seeks qualified individuals who, taken together, represent a diversity of skills, backgrounds and experience, including age, ethnic background, gender and professional experience.

j.	The Board, through the Governance Committee, is continually assessing which functional skills or areas of expertise are needed to round out the existing strengths of the Board as part of its director selection process.

k.	A director will not be nominated for election after his or her 72nd birthday.

Director Candidate Selection:    All of Sunoco’s directors are elected each year by its shareholders at the annual meeting of shareholders. The Board of Directors is responsible for filling vacancies on the Board at any time during the year, and for nominating director nominees to stand for election at the annual meeting of shareholders. The Governance Committee of the Board of Directors reviews all potential director candidates, and recommends potential director candidates to the full Board. Director candidates may be identified by current directors of the Company, as well as by shareholders. The full

Board reviews and has final approval authority on all potential director candidates being recommended to the shareholders for election.

Changes to a Director’s Current Position:    If the position held by an independent director at the time of election (including retirement) changes, he or she must offer to tender his or her resignation as a director to the Governance Committee.

Service by Independent Directors on Other Boards and Other Audit Committees:

➢	Other Boards. Sunoco does not limit the number of other public company boards on which an independent director may serve. However, Sunoco does expect all directors to devote sufficient time and effort to their duties as a Sunoco Board member. This is a factor that is considered in the annual individual director evaluation process.

➢	Other Audit Committees. As a general rule, Sunoco’s independent directors are expected to serve on not more than two other public company audit committees in addition to Sunoco’s.

Directors should advise Sunoco’s Governance Committee prior to joining the board of another public company so that a review can be performed to ensure there are no conflicts or other issues.

Service by CEO on Other Boards:    The CEO must obtain the approval of the Governance Committee prior to accepting an invitation to serve on the board of another public company. The Governance Committee is of the view that the CEO should be limited to two outside public company directorships in addition to board service on Sunoco Partners LLC, the general partner of Sunoco Logistics Partners L.P., the master limited partnership in which Sunoco has a 75.3% interest.

The CEO may not serve on the board of a company on which a Sunoco independent director serves as an officer.

Retirement Age:    Sunoco’s independent directors retire from the Board at the annual meeting following their 72nd birthday. Because Sunoco’s Board has adopted a mandatory retirement age and because Sunoco’s Governance Committee annually performs an individual director evaluation for each director prior to recommending his or her nomination for election by the shareholders, the Board has decided not to adopt arbitrary term limits for its directors.

No Former CEO on Board:    It is Sunoco’s policy that when the CEO retires from Sunoco, he or she must also resign from the Board at that time.

BOARD OPERATIONS

Board Leadership:    Sunoco’s CEO also holds the position “Chairman of the Board.” Sunoco’s Chairman and CEO is not a member of any standing Board committee, other than the Executive Committee. Sunoco believes the unified position of Chairman and CEO serves the corporation well because the remainder of Sunoco’s directors, who are all independent, have many opportunities to be involved with the agenda setting process and to significantly influence the Board process.

➢	Executive Sessions. Executive Sessions of only independent directors are regularly scheduled at the conclusion of each board meeting. A “Presiding Director” leads each Executive Session. The “Presiding Director” is responsible for leading and facilitating the agenda and discussions. Sunoco’s independent directors each serve as “Presiding Director” for an Executive Session on a rotating basis.

➢	Independent Director Only Meetings. In addition to the Executive Sessions, two separate meetings of independent directors are held each year. The Chair of the Governance Committee leads these meetings and is responsible for agenda preparation.

Board Meetings:    Sunoco’s Board usually meets seven times per year in regularly scheduled meetings, but meets more often if necessary. Six of these regularly scheduled meetings occur over a 2-day period, including Committee meetings. During these meetings, strategic and other issues, as well as major corporate actions are reviewed and approved. In addition, annually, the Board meets over a longer 3-day period to summarize, review and approve strategic and other issues, as well as major corporate actions.

Meeting Agendas:    The Chairman and CEO establishes a preliminary agenda for each Board meeting. Any director may request items to be included on the agenda.

While the Board believes that a carefully planned agenda is important for effective Board meetings, the agenda is flexible enough to accommodate new developments. Ample time is scheduled at each Board meeting to assure full discussion of important matters. Agendas, in addition to including financial and operating reports, also include other reports, such as current issues that could affect Sunoco’s short-term and/or long-term strategy and business, critical measures and comparisons, and other types of presentations that could enhance a director’s perspective on various matters. Management presentations are scheduled to permit a substantial proportion of Board meeting time to be available for discussion and comments.

The Corporate Secretary maintains a list of recurring agenda items and the timing of such agenda items throughout the year. This list is circulated to all Board members, who are free to add additional agenda items.

Information Flow:    Board members receive agendas and other information well in advance of Board meetings so they will have an opportunity to prepare for discussion of the items at the meeting.

Information is provided from a variety of sources, including management reports, periodic SEC reports, a comparison of performance to operating and financial plans, reports on Sunoco’s stock performance and operations prepared by third parties, and articles from various business publications.

In many cases, significant items requiring Board approval may be reviewed at one or more meetings and voted upon in subsequent meetings, with the intervening time being used for clarification and discussion of relevant issues.

Regular Attendance of Non-Directors at Board Meetings:    Board meetings generally begin in executive session with only Board members and Sunoco’s General Counsel and its Corporate Secretary in attendance. Thereafter, the Board meets in plenary session joined by the other Sunoco senior executives. At each meeting, various senior executives report to the Board on their respective areas of responsibility. At times, other Sunoco personnel are asked to make specific presentations to the Board.

New Director Orientation:    Sunoco’s new directors are required to attend an orientation session which includes receiving and reviewing extensive materials relative to Sunoco’s business and operations, visiting Sunoco facilities and meeting key personnel. The orientation also includes an overview of Sunoco’s strategic plan, goals and objectives, Sunoco’s governance practices, Sunoco’s disclosure procedures and practices, Sunoco’s compensation philosophy and an overview of Sunoco’s investor relations program.

New directors attend meetings of all Board committees to acquaint them with the work and operations of each committee. After this rotation, new directors are assigned to particular committees.

Ongoing Director Education:    Sunoco conducts ongoing training or continuing director education for its Board members. In addition to plant and site visits, Sunoco has an ongoing program of continuing director education on emerging issues and topics that could assist directors in discharging their duties. Sunoco is supportive of its directors attending outside director education programs.

Performance Evaluations:    Sunoco’s Board has a three-tier performance evaluation process which enables continuous improvements at all three tiers.

➢	Full Board Evaluation. The Board, through the Governance Committee, conducts an annual evaluation of how it is functioning as a whole. The results are reviewed with the Board.

➢	Committee Evaluation. Sunoco’s individual committees conduct annual self-evaluations. The results are reviewed with the Governance Committee and the Board.

➢	Individual Director Performance Evaluation. Individual director evaluations are conducted annually by the Governance Committee. The results are shared with the individual director.

BOARD STRUCTURE

Committees of the Board:    The Board makes all decisions of major importance to Sunoco; however, the Board has established five standing committees so that certain areas can be addressed in more depth.

Committee Structure:    Sunoco’s five standing committees are: the Audit Committee, the Compensation Committee, the Governance Committee, the Public Affairs Committee, and the Executive Committee. Each Committee has the authority to, as it deems appropriate, independently engage outside legal, accounting or other advisors or consultants. Additionally, each committee annually conducts a review and evaluation of the performance of the committee and its members. The current charters of each committee are published on Sunoco’s website and will be mailed to shareholders upon written request. A summary of the responsibilities of each of the committees follows:

➢	Audit Committee. The Audit Committee assists the Board in its oversight of the integrity of Sunoco’s financial statements and disclosures and other internal control processes and Sunoco’s compliance with ethics policies and legal and regulatory requirements. This Committee prepares a report that is included in Sunoco’s proxy statement. The Committee appoints, retains, compensates, terminates and oversees the work of, and evaluates the independence and ability of, the independent auditors, as well as selects, appoints and evaluates Sunoco’s General Auditor. The Committee also provides oversight on Sunoco’s guidelines and policies with respect to business risk matters and other matters deemed appropriate by the Committee. The Committee establishes procedures for handling complaints, including the anonymous, confidential treatment of those employees raising such complaints regarding Sunoco’s accounting, internal accounting controls or auditing matters.

➢	Compensation Committee. The Compensation Committee reviews and approves Sunoco’s compensation philosophy, reviews and approves the executive compensation programs, plans and awards, and reviews and approves Sunoco’s short-term and long-term incentive plans. The Committee prepares an annual report on executive compensation, which is included in Sunoco’s proxy statement. The Committee also reviews the general employee pension and employee welfare benefit plans, as appropriate.

➢	Governance Committee. The Governance Committee reviews the role, composition, and structure of the Board and its committees. The Committee reviews and evaluates individual Board members each year prior to recommending the annual directors’ slate for election by shareholders at the Annual Meeting. The Committee identifies and reviews qualified individuals as potential new director candidates. The Committee consults with the CEO to review and consider recommendations regarding CEO succession and succession and development plans for the other executive officers. Additionally, the Committee sets and administers policies governing the level and form of directors’ compensation.

The Governance Committee monitors and reviews corporate governance issues and emerging trends and continually benchmarks the “best practices” and governance guidelines of its proxy peers, leading governance authorities and experts, as well as Sunoco’s institutional investors. The Committee has specifically been charged with recommending to the Board, on an on-going basis, a set of corporate governance guidelines.

➢	Public Affairs Committee. The Public Affairs Committee reviews Sunoco’s policies, practices and performance in the areas of environmental protection, health and safety, equal employment opportunity and diversity practices, government affairs and corporate charitable contributions. The Committee assesses Sunoco’s performance as a responsible corporate citizen and keeps the Board apprised of Sunoco’s relationship with its constituencies. The Committee reviews management’s position on important public affairs issues, and assures that Sunoco addresses critical public affairs issues from a perspective that considers the interests of Sunoco’s various constituencies. The Committee also assumes oversight responsibility for the resolution of significant complaints from shareholders, and the proper handling of shareholder proposals that concern topics within its purview for inclusion in Sunoco’s proxy statement.

➢	Executive Committee. The Executive Committee exercises the authority of the Board during the intervals between meetings of the Board except for Board actions specifically excluded by law and except that no action shall be taken by this Committee if any member of the Committee has voted in opposition.

Committee Membership:

➢	Independence. Each committee of the Board, except for the Executive Committee, is composed entirely of independent directors, as defined in the New York Stock Exchange Listing Standards and Sunoco’s Categorical Standards of Independence.

➢	Other Qualifications. The individual qualifications of committee members are reviewed annually for compliance with the various regulatory requirements mandated for the members of each particular committee. The Governance Committee recommends the members and chairs of the Committees to the Board.

➢	Rotation Policy. Sunoco’s Board does not have a practice of automatic rotation of committee chairs and members after a set time period. There are many reasons to maintain an individual director on a specific committee, including continuity and subject matter expertise necessary for an effective committee. However, the Governance Committee reviews the strengths and expertise of each director, as well as the current and anticipated needs for each committee and, at times, may rotate members based on committee needs.

Committee Agendas:    Committee agendas are prepared by the Committee Secretary in consultation with the Committee Chair. Annual recurring events for each committee are circulated each year and used as preliminary agenda items. All committee members are free to include additional items on an agenda.

Committee Reporting:    Each Committee Chair reports to the full Board on committee actions in a timely manner, but in no event later than the next Board meeting.

BOARD RESPONSIBILITIES

Review and Approve Sunoco’s Strategic Plan, Annual Operating Plan and Major Corporate Actions:

➢	Annually the Board reviews and approves Sunoco’s three-year strategic plan and the annual operating plan.

➢	On an on-going basis, the Board reviews and approves all major corporate actions. The Board also reviews political, regulatory and economic trends and developments that may impact Sunoco.

Monitor Sunoco’s Performance:

➢	On an on-going basis during the year, the Board monitors Sunoco’s performance against its annual operating plan and against the performance of its peers.

➢	On a regular basis at Board meetings and through periodic updating, the Board reviews Sunoco’s financial performance with a particular focus on peer and competitive comparisons. These reviews include the views of management, as well as those of key investors and securities analysts.

Evaluate the CEO:

➢	The CEO is the highest-ranking member of the management team. As such, he or she is accountable to the Board for Sunoco’s management and performance.

➢	Annually, the CEO meets with the independent directors to discuss the overall performance and direction of the Company, as well as his or her individual performance.

➢	Following that discussion, the independent directors meet separately, at a meeting which is led by the Chair of the Governance Committee, to evaluate Sunoco’s direction and performance and the individual performance of the CEO.

➢	The results of this evaluation are communicated to the CEO at an executive session of the Board.

Review and Approve Executive Compensation:

➢	The Board, through the Compensation Committee, reviews and approves the compensation plans for senior management to ensure they are appropriate, competitive and properly reflect Sunoco’s goals and objectives.

➢	Annually, the CEO meets with the Compensation Committee to develop appropriate goals and objectives for the annual and longer term executive incentive plans, which are then reviewed with the entire Board.

➢	The Compensation Committee evaluates the CEO’s performance in determining the CEO’s compensation.

Review and Approve CEO and Management Succession Planning:

➢	The Board plans for succession of the CEO as well as the other senior management positions.

➢	To assist the Board, the CEO annually provides the Governance Committee with an assessment of senior managers and their potential to succeed him.

➢	The CEO also provides the Governance Committee with an assessment of persons considered potential successors to certain senior management positions.

Advise and Counsel Management:

➢	Advice and counsel to management occurs both through formal Board and Committee meetings and through informal, individual director’s contacts with the CEO and other members of management at various levels throughout the Company.

➢	The information needed for the Board’s decision-making will often be found within Sunoco, and directors have full access to management.

➢	The Board and its Committees have the right to, at any time, retain outside financial, legal or other advisors or consultants.

Monitor Ethical and Legal Compliance

The Board monitors ethical and legal compliance by overseeing the processes which are in place to maintain the integrity of the company—the integrity of the financial statements and the integrity of compliance with laws and ethics (and with Sunoco’s Code of Business Conduct and Ethics).

BOARD AND EXECUTIVE COMPENSATION PROGRAM

Sunoco attempts to maintain fair and straightforward compensation programs at both the Board and executive levels which are designed to enhance shareholder value.

Director Compensation:

➢	Sunoco’s Governance Committee, which is composed entirely of independent directors, sets and administers the policies that govern the level and form of director’s compensation.

➢	Sunoco’s Governance Committee directly engages an independent compensation consultant to advise it as to “best practices” and emerging trends in director compensation. The independent consultant also benchmarks Sunoco’s director compensation compared to the proxy performance peer group and general industry data, which is adjusted for each company’s relative revenue base.

➢	Sunoco’s Governance Committee believes that a substantial portion of the total director compensation package should be in the form of Sunoco common shares and share equivalents in order to better align the interests of Sunoco’s directors with the long-term interests of its shareholders.

➢	In 2003, the Governance Committee recommended, and the full Board approved, the discontinuance of the granting of stock options to the Company’s outside directors as a form of compensation which was previously part of the outside directors’ compensation package.

➢	In order to further encourage a link between director and shareholder interests, the Committee adopted Director Stock Ownership Guidelines to which members of the Board of Directors are expected to adhere. Directors are expected to own shares or share equivalents equal to 5 times the total annual retainer within 5 years of joining the Sunoco Board.

➢	In addition to the Director Stock Ownership Guidelines, director-nominees are required to own at least $2,000 worth of Sunoco common shares prior to standing for election as a director for the first time.

Executive Compensation:

➢	Sunoco’s Compensation Committee consists entirely of independent directors who have the sole authority to retain an independent compensation consultant to assist in the evaluation of CEO and senior executive compensation.

➢	Total compensation (cash and non-cash) for Sunoco’s CEO and the senior executives is targeted at median levels as determined from an annual review of proxy performance peers, industry peers and general industry data, which is adjusted for each company’s relative revenue base.

➢	Sunoco’s annual incentive program results in payments that are closely correlated with Sunoco’s earnings, return on capital employed and health, environmental and safety performance.

➢	Most Sunoco salaried employees and hourly employees participate in an annual bonus plan. The performance factors for the executive bonus plan are the same as those used for the employee bonus plan so that annual incentive compensation of the executives and these Sunoco employees is aligned with Company performance.

➢	Sunoco’s long-term incentive awards (options and performance units) have generally been less than 1% of outstanding shares, even though since 1997, Sunoco has repurchased 25% of its outstanding shares.

➢	The long-term executive incentive plan does not permit re-pricing of options, strike prices below market prices or reloads of options.

➢	All of Sunoco’s executive incentive plans qualify under IRS Section 162(m) as performance-based plans that enable Sunoco to fully deduct the plan payments.

➢	Sunoco maintains stock ownership guidelines for its approximately top 35 executives. The amount of stock required to be owned increases with the level of responsibility of each executive, with the CEO expected to own stock with a value at least equal to four times his base salary.

➢	Sunoco policy prohibits hedging in connection with Sunoco stock, so all Sunoco employees are prohibited from hedging their exposure in connection with transactions in Sunoco stock.

➢	Sunoco policy prohibits any executive of the Company from utilizing, engaging, retaining, or hiring the independent auditor that has been appointed/engaged by the Audit Committee for personal financial counseling, including tax services.

Board Committee Charters

The Board of Directors has five standing committees consisting of the Audit Committee, Compensation Committee, Executive Committee, Governance Committee, and Public Affairs Committee. Each committee has its own charter. The charters are included as appendices to this proxy statement. Copies of the charters can also be found at Sunoco’s internet web site at www.SunocoInc.com, and printed copies are available upon request.

Other Governance Matters

Director Independence

It is the policy of Sunoco and the Board of Directors that all of the directors, except for the Chief Executive Officer, be independent as defined by the New York Stock Exchange rules, and as further defined by the Board under the Company’s Categorical Standards of Independence (the “Standards”). The Standards were recommended by the Governance Committee and adopted by the Board of Directors. In accordance with the Standards, a director must be determined by the Board to have no material relationship with the Company. The Standards specify the criteria by which the independence of Sunoco’s directors will be determined. When making an independence determination, the Board considers all relevant facts and circumstances.

The full text of the Standards is included in Sunoco’s Corporate Governance Guidelines under “Categorical Standards of Independence” on page 10 of this proxy statement.

Pursuant to the Standards and a review of all relevant facts and circumstances, the Board has affirmatively determined that the following directors, with the exception of John G. Drosdick, Sunoco’s Chairman, Chief Executive Officer and President, are independent: Robert J. Darnall, Ursula F. Fairbairn, Thomas P. Gerrity, Rosemarie B. Greco, James G. Kaiser, Robert D. Kennedy, Richard H. Lenny, Norman S. Matthews, R. Anderson Pew, G. Jackson Ratcliffe, John W. Rowe, and John K. Wulff.

Certain Relationships and Related Transactions

Sunoco does business with entities with whom certain of the directors are affiliated, either as an executive officer or by serving on the entity’s board. The Board, through its Governance Committee, has carefully reviewed each of these relationships, and has concluded that they relate to activities conducted in the normal course of business and none requires additional disclosure.

Communications with Directors

Interested persons with concerns may communicate with Sunoco’s non-management directors by calling Sunoco’s toll-free, confidential Employee and Compliance Hotline at 1-800-228-5687. The hotline is available 24 hours a day, seven days a week.

Director Attendance at Annual Meetings

It is the Company’s policy that the directors who are up for election at the annual meeting attend the annual meeting. All nominees for election at the 2003 Annual Meeting of Shareholders attended the 2003 Annual Meeting.

Board and Committee Membership

During 2003, the Board of Directors held 7 meetings and had five committees consisting of an Audit Committee, a Compensation Committee, an Executive Committee, a Governance Committee, and a Public Affairs Committee. For a description of the functions performed by each of these committees, see Sunoco’s Corporate Governance Guidelines on page 10, and the committee charters contained in the appendices to this proxy statement. All directors attended at least 75% of the total number of Board meetings and committee meetings during the period that they served on the Board and committees in 2003.

The table below provides Board committee membership as of March 8, 2004. The table also indicates the number of meetings held by each of the Board committees in 2003.

Name	Audit[1]	Compensation	Executive	Governance	Public Affairs

R. J. Darnall	x			x	x

J. G. Drosdick			x2

U. F. Fairbairn		x			x

T. P. Gerrity	x2			x

R. B. Greco	x		x	x

J. G. Kaiser		x			x2

R. D. Kennedy		x	x	x2	x

R. H. Lenny	x				x

N. S. Matthews		x	x		x

R. A. Pew			x		x

G. J. Ratcliffe		x2		x

J. W. Rowe[3]		x			x

J. K. Wulff[4]	x

Number of Meetings in 2003	14	6	2	6	3

NOTES TO TABLE:

[1]	All members of the Audit Committee are “independent” as defined in the listing standards of the New York Stock Exchange, Sunoco’s Categorical Standards of Independence, and the rules and regulations of the Securities and Exchange Commission.

[2]	Committee Chairperson.

[3]	J. W. Rowe was elected a director of Sunoco effective November 6, 2003. He was appointed to the Compensation Committee and Public Affairs Committee effective February 5, 2004.

[4]	Information in the table is presented as of March 8, 2004. J. K. Wulff was elected a director effective March 8, 2004.

Audit Committee Financial Expert

Mr. John K. Wulff was elected as an independent member of the Board of Directors, effective March 8, 2004. Mr. Wulff will serve on the Audit Committee. The Board has determined that Mr. Wulff qualifies as an “audit committee financial expert,” as defined by the applicable rules of the Securities and Exchange Commission, based on his financial and accounting education and experience, and has designated Mr. Wulff as the “audit committee financial expert.” Mr. Wulff is currently the Non-Executive Chairman of Hercules Incorporated. He was with KPMG and predecessor certified public accounting firms from 1971 until 1987. He was an audit partner at KPMG and its predecessor firms for ten years. He served as Chief Financial Officer of Union Carbide for five years until its merger with Dow Chemical Company, and he was a member of the Financial Accounting Standards Board (“FASB”) for two years.

Directors’ Compensation

As discussed in the Corporate Governance Guidelines, directors are compensated partially in Sunoco common stock or stock equivalents to better align their interests with those of shareholders. Currently, equity-based compensation represents a substantial portion of the total compensation package. The Chief Executive Officer (“CEO”) is not paid for his services as a director. The following table summarizes the annual compensation of Sunoco’s directors beginning in May 2003.

Directors’ Compensation Table

Type of Compensation	Value

Retainer (Cash Portion)	$22,400

Retainer (Stock-Based Portion)	$33,000[1]

Restricted Share Credit under Directors’ Deferred Compensation Plan	$22,000[2]

TOTAL (excluding Committee Chair Retainer, Committee Chair Fee, and meeting fees)	$77,400

Annual Retainer for Committee Chair	$2,000

Committee Chair Fee (per meeting attended for which a director serves as chair)	$500

Board or Committee Attendance Fee (per meeting)[3]	$2,000

NOTES TO TABLE:

[1]	Represents the approximate dollar value on the date of grant of 870 shares of Sunoco common stock paid under the Directors’ Retainer Stock Plan.

[2]	Represents the approximate dollar value on the date of grant of 587 restricted share units, calculated in accordance with the terms of the Directors’ Deferred Compensation Plan.

[3]	A fee of $2,000 per day is also paid in cash for special meetings.

Directors’ Deferred Compensation Plan:    The Directors’ Deferred Compensation Plan permits independent directors to defer a portion of their compensation. Payments of compensation deferred under this plan are restricted in terms of the earliest and latest dates that payments may begin. Deferred compensation is designated as share units, cash units, or a combination of both. Cash units accrue interest at a rate based upon Sunoco’s cost of borrowing. A share unit is treated as if it were invested in shares of Sunoco common stock, but it does not have voting rights. If share units are chosen, dividend equivalents are credited in the form of additional share units. Share units are settled in cash, based upon the fair market value of Sunoco common stock at the time of payment. The Plan also provides for the annual crediting of restricted share units, which is a portion of the directors’ compensation package. The restricted share units are not payable until death or other termination of Board service.

Directors’ Retainer Stock Plan:    The Retainer Stock Plan for outside directors allows for the payment of a certain percentage of the independent directors’ annual retainer in stock. The retainer is granted to each director after the annual meeting. Any shares issued are restricted, prohibiting the transfer or sale of such shares for one year from the date of issue. The holder of the shares receives quarterly dividend equivalents equal to the dividends declared on the Company’s shares. A director may defer receipt of these shares pursuant to the Directors’ Deferred Compensation Plan.

Long-Term Performance Enhancement Plan II:    The Long-Term Performance Enhancement Plan II provides that stock option awards under the plan may be made to outside directors of the Company. The options generally have a ten-year term and are generally exercisable two years after the date of grant. The purchase price payable upon exercise of an option will not be less than the fair market value of a share of Sunoco Common Stock on the date the option was granted. The purchase price may be paid in cash or in shares of common stock. Stock options having a value of approximately $19,000 were granted to the Company’s outside directors in 2001 and 2002. In 2003, the Governance Committee recommended, and the full Board approved, the discontinuance of the granting of stock options to the Company’s outside directors as part of the outside directors’ compensation package.

The Directors’ Retainer Stock Plan and the Long-Term Performance Enhancement Plan II, which are equity compensation plans, were approved by the shareholders.

Directors’ Stock Ownership Guidelines:    Each outside director is expected to own Sunoco common stock with a market value equal to at least 5 times the total annual retainer. Included in the determination of stock ownership for purposes of these guidelines are all shares beneficially owned and any share units held in the Directors’ Deferred Compensation Plan. New directors are allowed a five-year phase-in period to comply with the guidelines.

Directors’ & Officers’ Indemnification Agreements

Sunoco’s bylaws require that Sunoco indemnify its directors and officers, to the extent permitted by Pennsylvania law, against any costs, expenses (including attorneys’ fees) and other liabilities to which they may become subject by reason of their service to Sunoco. To insure against such liabilities, Sunoco has purchased liability insurance for its directors and officers and has entered into indemnification agreements with its directors and certain key executive officers and other management personnel. This insurance and the indemnification agreements supplement the provisions in Sunoco’s Articles of Incorporation which eliminate the potential monetary liability of directors and officers to Sunoco or its shareholders in certain situations as permitted by law.

Directors’ & Officers’ Ownership of Sunoco Stock

The following table shows how much Sunoco common stock each director nominee, Named Executive Officer1, and all directors and executive officers as a group, beneficially owned as of December 31, 2003.

Directors’ & Officers’ Stock Ownership

Name	Shares of Common Stock Beneficially Owned[2]	Share Units and Share Equivalents[3]	Total	Percent of Class Outstanding[4]

R. J. Darnall**[5]	3,580	4,889	8,469	*

J. G. Drosdick**[5]	771,837	0	771,837	1.02%

U. F. Fairbairn**[5]	2,861	5,785	8,646	*

T. P. Gerrity[5,6]	2,450	10,649	13,099	*

R. B. Greco**[5]	4,040	9,932	13,972	*

T. W. Hofmann**[5]	99,414	0	99,414	*

J. G. Kaiser**[5]	9,425	7,911	17,336	*

R. D. Kennedy**[5]	17,950	5,753	23,703	*

R. H. Lenny**	1,000	5,585	6,585	*

J. H. Maness**[5]	137,451	1,406	138,857	*

N. S. Matthews**[5]	2,580	12,420	15,000	*

R. W. Owens**	45,708	2,773	48,481	*

R. A. Pew[5,6]	79,984	4,562	84,546	*

G. J. Ratcliffe**[5,6]	2,580	9,602	12,182	*

J. W. Rowe	1,000	1,167	2,167	*

C. K. Valutas**[5]	100,251	0	100,251	*

J. K. Wulff[7]	1,000	0	1,000	*

All directors and executive officers as a group including those named above**[5,6,7]	1,661,647	86,840	1,748,487	2.20%

NOTES TO TABLE:

*	Represents holdings of less than 1% of Sunoco’s outstanding common stock.

**	Certain of the directors and executive officers own common units representing limited partnership interests of Sunoco Logistics Partners L.P., a master limited partnership in which Sunoco has a 75.3% interest. The number of such common units beneficially owned by individuals listed in the Directors’ and Officers’ Stock Ownership Table as of December 31, 2003 are as follows: R. J. Darnall (4,000); J. G. Drosdick (30,000); U. F. Fairbairn (2,500); R. B. Greco (1,500); T. W. Hofmann (2,500); J. G. Kaiser (2,500); R. D. Kennedy (5,000); R. H. Lenny (500); J. H. Maness (13,000); N. S. Matthews (25,000); R. W. Owens (10,000); G. J. Ratcliffe (15,000); and C. K. Valutas (4,700). The total number of such common units owned by directors and executive officers as a group (23 persons) is 143,700. The number of common units of Sunoco Logistics Partners L.P. held by each individual is less than 1% of the outstanding common units as of December 31, 2003; the total number of such units held by the group is approximately 1.3% of the common units. These amounts are not included in the table.

[1]	The Chief Executive Officer and the next four most highly compensated executive officers during the last fiscal year.

[2]	This column includes shares of Sunoco common stock held by directors and officers or by certain members of their families (for which the directors and officers have sole or shared voting or investment power), shares of Sunoco common stock they hold in SunCAP and Sunoco’s Shareholder Access & Reinvestment Plan or “SHARP”, and shares of Sunoco common stock that directors and officers had the right to acquire within 60 days of December 31, 2003.

[3]	Includes share unit balances held under the Directors’ Deferred Compensation Plan and the Deferred Compensation Plan for executives, and share equivalent balances held by executives under Sunoco’s Savings Restoration Plan (see footnote 3 on page 43). Although ultimately paid in cash, the value of share units and share equivalents mirrors the value of Sunoco common stock. Thus, the amounts ultimately realized by the directors and executives will reflect all changes in the market value of Sunoco common stock from the date of deferral and/or accrual until the date of payout. The share units and share equivalents do not have voting rights, but are credited with dividend equivalents in the form of additional share units or share equivalents.

[4]	Based on the number of shares of common stock outstanding at December 31, 2003.

[5]	The amounts of shares of common stock beneficially owned include shares of Sunoco common stock which the following persons have the right to acquire as a result of the exercise of stock options within 60 days after December 31, 2003 under certain Sunoco, Inc. plans:

Name	Shares

R. J. Darnall	1,580

J. G. Drosdick	645,000

U. F. Fairbairn	1,580

T. P. Gerrity	1,580

R. B. Greco	1,580

T. W. Hofmann	74,800

J. G. Kaiser	1,580

R. D. Kennedy	1,580

J. H. Maness	103,800

N. S. Matthews	1,580

R. A. Pew	1,580

G. J. Ratcliffe	1,580

C. K. Valutas	80,900

All directors and executive officers as a group (including those named above)	1,217,160

NOTES TO TABLE: (CONTINUED)

[6]	The individuals and group named in the table have sole voting power and investment power with respect to shares of Sunoco common stock beneficially owned, except that voting and investment power is shared as follows:

Name	Shares

T. P. Gerrity	870

R. A. Pew	16,050

G.J. Ratcliffe	1,000

All directors and executive officers as a group (including those named above)	18,977

[7]	J. K. Wulff was elected a director of Sunoco effective March 8, 2004. The amount in the table represents the number of shares of Sunoco common stock which were acquired by Mr. Wulff after December 31, 2003 and before March 8, 2004.

Equity Compensation Plan Information

The following table provides information as of December 31, 2003 with respect to Sunoco common stock that may be issued upon the exercise of options, warrants and rights under Sunoco’s existing equity compensation plans, including the Long-Term Performance Enhancement Plan II, Long-Term Performance Enhancement Plan, Executive Long-Term Stock Investment Plan, Retainer Stock Plan for Outside Directors, and Employee Option Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted–average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders:
Stock options	3,200,040[1]	$34.53
Common stock units	92,834[2]	— [3]
			2,581,759[4]
Equity compensation plans not approved by shareholders	23,890[5]	$28.00	0

Total	3,316,764	$34.49	2,581,759

[1]	Consists of stock options granted under the following shareholder-approved plans: Long-Term Performance Enhancement Plan II and the following expired shareholder-approved plans: Executive Long-Term Stock Incentive Plan and the Long-Term Performance Enhancement Plan. No additional awards may be granted under the expired plans.

[2]	Consists of common stock units awarded under the Long-Term Performance Enhancement Plan and the Long-Term Performance Enhancement Plan II that are payable in stock. In addition, there are 402,600 common stock units that are payable in cash under these plans. No additional awards may be granted under the Long-Term Performance Enhancement Plan.

[3]	Common stock units do not have an exercise price. Payout is based on meeting certain targeted performance criteria or length of employment.

[4]	Consists of 2,385,580 shares available for issuance under the Long-Term Performance Enhancement Plan II and 196,179 shares under the Retainer Stock Plan for Outside Directors.

[5]	Consists of stock options granted in 1994 to employees (other than executives) under the Employee Option Plan.

The following is a description of the material features of the Company’s only existing equity compensation plan that was not approved by shareholders.

Employee Option Plan:    The Sunoco Board of Directors approved the adoption of the Employee Option Plan which provided for the award of stock options to all employees (other than executives) of the Company and certain subsidiaries. The awards, which have a ten-year term and are exercisable two years from the date of grant, permit optionees to purchase Sunoco common stock at the fair market value on the date of grant. Two million shares of Sunoco common stock were authorized for issuance under the plan. In 1993 and 1994, stock option awards totaling 1,721,385 and 241,895, respectively, were made to eligible employees. As of December 31, 2003, 23,890 options remain outstanding and unexercised. No additional awards can be made under this plan.

PROPOSALS ON WHICH YOU MAY VOTE

Item 1.    Election of Directors

There are 13 nominees for election this year. Detailed information on each nominee is provided on pages 29 to 33. All directors are elected annually, and serve a one-year term until the next Annual Meeting. All of the director nominees have consented to serve if elected. However, if any of the nominees should be unable or unwilling to stand for election at the time of the Annual Meeting, the Board may reduce the number of directors to be elected at the Annual Meeting, or designate a substitute. If a substitute is designated, proxy votes in favor of the original director candidate will be counted for the substituted candidate. At this time, the Board of Directors knows no reason why any of the nominees may not be able to serve as a director if elected.

Your Board unanimously recommends a vote FOR each of these directors.

Nominees for the Board of Directors

ROBERT J. DARNALL	Director since 2000
Age 65
Mr. Darnall is the former Chairman of the Board of Prime Advantage Corp. (an internet provider of strategic sourcing services and logistics management to industrial manufacturers), a position he held from February 2000 to January 2002, and its former Interim Chief Executive Officer, a position he held from February 2000 to March 2001. He retired as President and Chief Executive Officer of Ispat North America, Inc. (a carbon steel manufacturer) in January 2000, a position he had held since November 1998. He was Chairman, President and Chief Executive Officer of Inland Steel Industries, Inc. (a carbon steel manufacturer and processor/distributor of industrial materials) from September 1992 to October 1998. Mr. Darnall is also a director of Cummins, Inc.; Household International, Inc., a subsidiary of HSBC Holdings plc; Pactiv Corporation; and United States Steel Corporation.

JOHN G. DROSDICK	Director since 1996
Age 60

Mr. Drosdick was elected Chairman and Chief Executive Officer in May 2000. Mr. Drosdick has been a director and President of Sunoco since December 1996. He was also Chief Operating Officer from December 1996 to May 2000. Mr. Drosdick is Chairman of the Board of Sunoco Partners LLC, the general partner of Sunoco Logistics Partners L.P., a master limited partnership in which Sunoco has a 75.3 percent interest. He is also a director of Lincoln National Corporation and United States Steel Corporation.

Nominees for the Board of Directors

URSULA F. FAIRBAIRN	Director since 2001
Age 61

Ms. Fairbairn is Executive Vice President, Human Resources & Quality, American Express Co. (a diversified global travel and financial services company), a position she has held since December 1996. Previously, Ms. Fairbairn was Senior Vice President, Human Resources at Union Pacific Corporation (a transportation company) from 1990 until November 1996. Prior to that, she held numerous marketing and human resources executive positions at International Business Machines Corporation. She is also a director of Air Products and Chemicals, Inc. and VF Corporation.

THOMAS P. GERRITY	Director since 1990
Age 62

Dr. Gerrity is a Professor of Management at The Wharton School (the business school) of the University of Pennsylvania, a position he has held since 1990. He also served as Dean of The Wharton School from July 1990 through July 1999. He is also a director of CVS Corporation; Fannie Mae; Hercules Incorporated; Internet Capital Group, Inc.; and Knight Ridder.

ROSEMARIE B. GRECO	Director since 1998
Age 57

Ms. Greco was appointed Director, Office of Health Care Reform for the Commonwealth of Pennsylvania in January 2003. She was founding Principal of GRECOventures Ltd. (a business investment and consulting partnership), a position she held from January 1999 until January 2003. Ms. Greco was Co-Chair of the Private Industry Council of Philadelphia (a private non-profit organization that is a resource for workforce development and job training) from August 1998 to December 1998, and Interim President and Chief Executive Officer of the Council from April 1998 to August 1998. From January 1998 until April 1998, she did consulting work. Ms. Greco was President of CoreStates Financial Corp. (parent company of CoreStates Bank) from May 1996 until August 1997, and President and Chief Executive Officer of CoreStates Bank (a financial institution) from August 1994 until August 1997. She remained affiliated with CoreStates in an advisory capacity from August 1997 until the end of January 1998. Ms. Greco served as Chief Banking Officer of CoreStates Financial Corp. from August 1994 to June 1996; Chief Retail Services Officer from October 1993 to August 1994; and was a bank director from April 1992 to August 1997. She was the President and Chief Executive Officer of CoreStates First Pennsylvania Bank Division of CoreStates Bank from March 1991 to August 1994. Ms. Greco is also a director of Exelon Corp.; Pennsylvania Real Estate Investment Trust; and is a trustee of the SEI I Mutual Funds of SEI Investments.

Nominees for the Board of Directors

	JAMES G. KAISER	Director since 1993
Age 61
.

Mr. Kaiser is Chairman, Chief Executive Officer and a director of Avenir Partners, Inc. (an automobile business), a position that he has held since December 1998, and President and a director of Kaiser Services, LLC (a business development company), a position that he has held since December 1998. Mr. Kaiser was engaged in developing businesses from January 1996 until December 1998. He retired as President, Chief Executive Officer and director of Quanterra Incorporated in January 1996, positions he had held since June 1994. Quanterra succeeded to businesses of the environmental analytical services division of International Technology Corporation and Enseco (a unit of Corning Incorporated) for which Mr. Kaiser had been President and Chief Executive Officer since June 1992. Previously, he had served as Senior Vice President and General Manager of Corning’s Technical Products Division and Latin America/Asia Pacific Exports Group since 1984. Mr. Kaiser is also a director of MeadWestvaco Corporation

	ROBERT D. KENNEDY	Director since 1995
Age 71

Mr. Kennedy retired as Chairman of the Board of Union Carbide Corporation (a manufacturer of chemicals, plastics, industrial gases, and carbon/graphite) in December 1995, a position he had held since December 1986. He remained a director of Union Carbide until its merger with Dow Chemical in February 2001. Mr. Kennedy also served as its Chief Executive Officer from April 1986 to April 1995. Mr. Kennedy later served as interim Chief Executive Officer and Chairman of UCAR International (a manufacturer of graphite, carbon electrode and cathode products) from March 1998 until July 1998, and Chairman from March 1998 until September 1999. Mr. Kennedy is also a director of Hercules Incorporated and International Paper.

Nominees for the Board of Directors

RICHARD H. LENNY	Director since 2002
Age 52
Since January 2002, Mr. Lenny has been Chairman of the Board of Hershey Foods Corporation (a manufacturer, distributor and marketer of chocolate and non-chocolate candy, and chocolate related grocery products). He has been its President and Chief Executive Officer since March 2001. He was formerly Group Vice President of Kraft Foods, Inc. (a marketer of several food brands) and President of its Nabisco Biscuit and Snack business from December 2000 until March 2001; President, Nabisco Biscuit Company from February 1998 until December 2000; and President, Pillsbury North America (a marketer of several food brands) from February 1995 to February 1998.

NORMAN S. MATTHEWS	Director since 1999
Age 71

Mr. Matthews has been a retail consultant and investor since 1989. He was previously President, Federated Department Stores (an operator of department stores) from 1987 until 1988, and is currently a director of Finlay Enterprises, Inc.; Galyan’s Trading Co.; Henry Schein, Inc.; The Progressive Corp.; and Toys “R” Us, Inc.

R. ANDERSON PEW	Director since 1978
Age 67
Mr. Pew retired from Sunoco in May 1996 as Chief Executive Officer of Radnor Corporation (a real estate subsidiary of Sunoco), a position he had held since March 1995, and as President of Helios Capital Corporation (a leasing subsidiary of Sunoco), a position he had held since September 1977. Mr. Pew joined Sunoco in 1958, and served as Corporate Secretary from May 1974 until July 1977. Mr. Pew is also Chairman of the Board of Directors of The Glenmede Corporation (a Pennsylvania holding company) and is a director of its wholly owned subsidiary, The Glenmede Trust Company, N.A., a provider of investment, trust and wealth management services.

Nominees for the Board of Directors

G. JACKSON RATCLIFFE	Director since 1998
Age 67

Mr. Ratcliffe is Chairman of the Board of Hubbell Incorporated (an international manufacturer of electrical and electronic products), a position he has held since 1987, having been first elected to its Board in 1980. He also served as its President and Chief Executive Officer from January 1988 until his retirement in July 2001. Mr. Ratcliffe is also a director of Barnes Group, Inc.; Olin Corporation; and Praxair, Inc.

JOHN W. ROWE	Director since 2003
Age 58

Since April 2002, Mr. Rowe has been Chairman and CEO of Exelon Corporation (an electric utility company). He was President and Co-CEO from October 2000 until April 2002. He was Chairman, CEO and President of Unicom Corporation and Commonwealth Edison (electric utility companies) from March 1998 until October 2000, prior to the merger of Unicom and PECO Energy. Mr. Rowe is also a director of Northern Trust Corporation and UnumProvident Corporation.

JOHN K. WULFF	Director since 2004
Age 55

Mr. Wulff is Non-Executive Chairman of the Board of Hercules Incorporated (a manufacturer and supplier of specialty chemical products), a position he has held since December 2003. Mr. Wulff was first elected as a director of Hercules in July 2003 and served as Interim Chairman from October 2003 to December 2003. Mr. Wulff served as a Member of the Financial Accounting Standards Board (the organization responsible for establishing standards of financial accounting and reporting in the United States) from July 2001 until June 2003. From January 1996 until March 2001, Mr. Wulff was Chief Financial Officer of Union Carbide Corporation (a manufacturer of chemicals, plastics, industrial gases and carbon/graphite). During his fourteen years with Union Carbide, Mr. Wulff also served as Vice President and Principal Accounting Officer from January 1989 to December 1995, and Controller from July 1987 to January 1989. From April 1977 until June 1987, Mr. Wulff was an audit partner with KPMG and predecessor firms (accounting and consulting firms).

Item 2.    Ratification of the Appointment of Ernst & Young LLP as Independent Auditors for the Fiscal Year 2004

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as our independent auditors for the fiscal year 2004 subject to your ratification. Ernst & Young has served as our independent auditors since 1996. They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Representatives of Ernst & Young will attend the Annual Meeting to answer appropriate questions. They also may make a statement, if they choose to do so.

All the work performed for Sunoco, Inc. by Ernst & Young pertaining to 2003 and the related fees were pre-approved by Sunoco’s Audit Committee. The work performed by Ernst & Young pertaining to 2003 for Sunoco Logistics Partners L.P., a master limited partnership in which Sunoco has a 75.3% interest, and related fees were pre-approved by the Audit/Conflicts Committee of Sunoco Partners LLC, the general partner of Sunoco Logistics Partners L.P. The Ernst & Young fees for 2003 and 2002 pertaining to work performed for Sunoco, Inc. and Sunoco Logistics Partners L.P. are set forth below.

Auditor Fees

	2003	2002

Audit Fees[1]	$2,342,768	$2,022,623

Audit-Related Fees[2]	$951,522	$648,691

Tax Fees[3]	$19,500	$23,000

All Other Fees	$ —	$ —

Total	$3,313,790	$2,694,314

NOTES	TO TABLE:

[1]	Audit fees consisted of fees related to the annual audit of Sunoco’s and Sunoco Logistics Partners L.P.’s consolidated financial statements and reviews of their financial statements included in Quarterly Reports on Form 10-Q, and audit and attestation services related to statutory or regulatory filings.

[2]	Audit-related fees consisted of fees for consultation on accounting and reporting matters, audits of separate financial statements of subsidiaries and affiliates and employee benefit plans, and agreed upon special audit procedures.

[3]	Tax fees consisted of fees related to preparation and review of certain subsidiary tax returns and licensing fees for a software package to determine customs payments.

Your Board unanimously recommends a vote FOR the ratification of Ernst & Young’s appointment as independent auditors for the fiscal year 2004.

Approval of Audit and Non-Audit Services

Under its pre-approval policy, concurrent with the appointment of the independent auditors, the Audit Committee specifically pre-approves the recurring audit and audit-related services and estimated fees. In addition, the Audit Committee provides pre-approval of certain audit and audit-related services. This provides the necessary flexibility to enable the Company to consult with the independent auditors on routine audit and audit-related matters or to enable the independent auditors to provide services that only they may provide. With regard to tax services, the Audit Committee provides pre-approval for recurring, routine tax compliance services. If circumstances arise during the year that require the engagement of the independent auditors for additional services not contemplated in the original pre-approvals, the Audit Committee would specifically pre-approve the services and estimated fees before the independent auditors provide such services.

The Company has determined that it will not engage the independent auditors for tax planning services for the Company or its executives. The Company will engage its independent auditors for permitted non-audit services only if the Audit Committee determines that specific services are in the best interests of the Company and would not impair the independence of the auditors.

AUDIT COMMITTEE REPORT

The Audit Committee reviews Sunoco’s financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2003 Annual Report on Form 10-K with Sunoco’s management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Committee discussed with the independent auditors their independence from Sunoco and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of non-audit services with the auditors’ independence. In addition, the Committee discussed the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in Sunoco’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Respectfully submitted on March 4, 2004 by the members of the Audit Committee of the Board of Directors:

Thomas P. Gerrity, Chair

Robert J. Darnall

Rosemarie B. Greco

Richard H. Lenny

EXECUTIVE COMPENSATION: REPORT OF THE COMPENSATION COMMITTEE

Background:    An essential part of Sunoco’s executive compensation program is the linkage of executive compensation to company performance so that when the company does well, the executive is rewarded, and when the company does not do well, the executive is not rewarded.

The Compensation Committee of Sunoco’s Board (the “Committee”) has taken many actions over the years to improve Sunoco’s governance practices specifically relating to executive compensation and to link executive compensation with company performance. The Committee is composed entirely of independent directors. The Committee engages its own independent compensation consultant to advise it regarding “best practices” in executive compensation and to annually review market data to assess Sunoco’s competitive position and the reasonableness of compensation for the three components of executive compensation (base salary, annual incentives and long-term incentives). The market data reviewed by the Committee includes data from Sunoco’s performance peer group, and other companies from the oil industry and general industry. The independent compensation consultant also advises the Committee with respect to specific executive compensation decisions. The Committee holds executive sessions of only Committee members after each regular Committee meeting. The independent compensation consultant also attends the sessions at the Committee’s request. The Committee reviews all of the perquisites of the CEO and the other executive officers, as well as their compliance with Sunoco’s policies regarding perquisites. The Committee reviews and approves, in advance, employment, severance, or similar arrangements or payments to be made to any executive officer. The Committee also reviews, approves, and monitors compliance with Sunoco’s Executive Stock Ownership Guidelines. Sunoco’s insider trading policy prohibits hedging in connection with Sunoco stock, so all Sunoco employees are prohibited from hedging their exposure in connection with transactions in Sunoco stock.

Each year, the Committee seeks to ensure that Sunoco’s annual incentive (or “bonus”) program results in payments that are closely correlated with Sunoco’s achievement of specific company performance goals. In this context, the Committee seeks to ensure that a major portion of the compensation of Sunoco’s executives is in fact linked to Sunoco performance. Sunoco’s annual incentive “bonus” plan was redesigned in 1996 so that executives would be rewarded only if specific company performance targets were met. It should be noted that most Sunoco salaried employees and hourly employees participate in an annual bonus plan. The performance factors for the executive bonus plan are the same as those used for the employee bonus plan, so that the annual incentive compensation of the executives and these Sunoco employees is aligned with the company performance targets of return on capital employed versus the Company’s performance peer group, and net income targets, as modified by overall company health, environment and safety performance. The Committee is of the view that the actual operation of the performance based annual bonus plan has appropriately reflected company performance and the actual level of goal achievement. Since 1997, the payouts have varied from a low of 20% of target to a high of 199% depending on the goals being met.

The Committee has believed for many years that it is important that a substantial portion of long-term compensation should also be tied to specific company goals and metrics. Due to this belief, beginning in 1996, Sunoco modified its long-term compensation program to switch from a totally stock option based program to a program that consisted of a mix of stock options and performance-based common stock units (“CSUs”). The performance-based CSUs were designed to have value only if certain company objectives were met over a three-year performance period. Each year the Committee has evaluated the company goals and modified them as appropriate, based on overall Company objectives and desired Company outcomes. Additionally, each year the Committee has evaluated the appropriate mix of stock options and performance-based CSUs. While this mix has varied, for the most part, the Committee has elected to split the long-term value opportunity 50-50 between stock options and performance-based CSUs. The Committee is of the view that the actual operation of the CSUs has appropriately reflected company performance and actual level of goal achievement, with the payouts for awards since 1996 ranging from a low of 25% of target to a high of 150% of target depending on the goals being met.

With regard to Sunoco’s current long-term incentive plan, the Committee approved the plan design, which provides that the option price of any stock option grant under this plan is always the fair market value on the date of grant. The plan also prohibits the repricing of out-of-the-money stock options without shareholder approval and does not provide for reload options. All stock options which have been granted under this plan have had a minimum vesting period of two years. This plan was approved by Sunoco’s shareholders. It should also be noted that Sunoco began expensing stock options in 2002.

The Committee’s Responsibilities:    The Compensation Committee of the Board has responsibility for setting and administering the policies which govern executive compensation. Reports of the Committee’s actions and decisions are presented to the full Board. The purpose of this report is to summarize the philosophical principles, specific program objectives and other factors considered by the Committee in reaching its determinations regarding the executive compensation of the Named Executive Officers.

Compensation Philosophy:    The Committee has approved principles for the management compensation program which:

♦	Encourage strong financial and operational performance of the Company;

♦	Emphasize performance-based compensation (“pay at risk”) which balances rewards for short-term and long-term results;

♦	Focus executives on “beating the competition” including measurements based on performance relative to peer companies;

♦	Link compensation to the interests of shareholders by providing stock incentives and requiring significant shareholdings; and

♦	Provide a competitive level of total compensation necessary to attract and retain talented and experienced executives.

Management’s Stock Ownership Guidelines:    The Committee considers stock ownership by management to be an important means of linking management’s interests directly to those of shareholders. Sunoco has stock ownership guidelines for its approximately 35 top executives. The amount of stock required to be owned increases with the level of responsibility of each executive. The Chief Executive Officer is expected to own stock with a value at least equal to four times his base salary. Shares that the executives have the right to acquire through the exercise of stock options or which may be earned at some time in the future through common stock units are not included in the calculation of stock ownership until any such rights are exercised or become payable and result in the ownership of common shares. Participants are expected to reach their respective stock ownership goals by the end of a five-year period.

Compensation Methodology:    Sunoco strives to provide a comprehensive executive compensation program that is performance-based and competitive in order to attract and retain superior executive talent. The Committee has engaged its own independent compensation consultant to advise regarding current “best practices” in executive compensation and to review market data and assess Sunoco’s competitive position for three components of executive compensation: (1) base salary, (2) annual incentives, and (3) long-term incentives. Because the Committee believes that the Company’s direct competition for executive talent is broader than the companies that are included in the performance peer group, compensation practices of companies in the performance peer group, others in the oil industry, as well as general industry adjusted for relative revenues, are taken into consideration in establishing executive compensation at Sunoco.

Components of Compensation:

♦	Base Salary: Annual base salary is designed to compensate executives for their level of responsibility and sustained individual performance. The Committee approves in advance all salary increases for the Named Executive Officers. The Committee engages its own independent consultant to assist in the annual review of base salaries. In determining salary increases, the Committee reviews data presented by its independent consultant. The goal is to compensate executives at the median range of base salaries paid by companies in the performance peer group, the oil industry, and general industry as adjusted for relative revenues. Individual performance is a key component in determining base salary increases.

♦	Annual Incentives: Annual incentive awards for the Named Executive Officers are provided in order to promote the achievement of Sunoco’s short-term business objectives in executing Sunoco’s business strategy. The Committee engages its own independent consultant in determining the annual incentive awards. Each year the Committee considers the Company’s prior year’s performance and objectives, as well as its expectations for Sunoco in the upcoming year and data presented by the Committee’s independent consultant. Bearing in mind these considerations, the Committee sets certain Company performance goals which must be met before payments are made. Additionally, individual performance goals may be established for each participant. Actual payout may range from 0% to 200% of the annual incentive opportunity, depending on achievement of goals, with payments increasing as performance improves.

For the 2003 awards, the Committee established a fixed percentage of actual annual base salary as an executive’s annual incentive opportunity, based on comparative survey data on annual incentives paid in the performance peer group, the oil industry, and general industry as adjusted for relative revenues. The incentive opportunity increases with the level of the actual base salary, which reflects the level of responsibility of the executive. Annual incentive awards for 2003 were based on meeting weighted objectives for the following principal measurements:

➢	Sunoco’s after-tax operating income, as defined by the Committee; and

➢	Sunoco’s performance relative to the peer group (see page 48), as measured by return on capital employed, or “ROCE”;

➢	as modified by certain health, environment and safety (“HES”) performance goals, which varied by business unit.

Due to the Company’s performance during 2003 as against the performance goals, there was a payout based on Sunoco’s after-tax operating income performance and on Sunoco’s performance relative to the performance peer group, as measured by ROCE, which was modified by certain HES performance. The HES performance varied by business unit. The payout ranged from 187.4% to 196.0%. This compares to 2002, when, due to company performance as against the performance goals, there was no payout for the portion of the annual incentive opportunity that related to after-tax operating income. There was a payout in 2002 based on Sunoco’s performance relative to the former performance peer group, as measured by ROCE, which was modified by certain HES performance, and which averaged 23.8% for the Company.

♦	Long-Term Incentive Compensation: Long-term incentive awards for the Named Executive Officers are granted in order to promote the achievement of Sunoco’s long-term business objectives in executing Sunoco’s business strategy. Each year, the Committee reviews and approves all long-term incentive awards. The Committee engages its own independent consultant to assist in determining the form and amount of the awards. In determining the total value of the long-term incentive opportunity, the Committee reviews data presented by its independent compensation consultant regarding similar awards made to individuals in comparable positions within the performance peer group, the oil industry, and general industry as adjusted for relative revenues.

The Committee believes that it is important that a substantial portion of long-term compensation be tied to company goals and/or other Company-specific performance-based metrics. As noted above, since 1996, Sunoco’s long-term compensation program has consisted of a mix of stock options and performance-based Common Stock Units (“CSUs”). The performance-based CSUs were designed to pay out only if certain objective Company-specific performance criteria were met. Each year the Committee has evaluated the appropriate mix of stock options versus performance-based CSUs. While this mix has varied, for the most part, the Committee has elected to split the long-term value opportunity equally between stock options and CSUs. For the awards granted in 2003, the mix is 50-50.

The following is a description of the awards granted in 2003:

➢	Stock Options: Options have an exercise price equal to the fair market value of common stock on the date of grant, are exercisable beginning two years from the date of grant, and have a term of ten years from the date of grant.

➢	Common Stock Units: For the 2003 awards, performance-based CSUs are earned based on the level of company performance achieved over a three-year period subsequent to the date of grant measured on a scale combining the Company’s return on capital employed above the cost of capital and its earnings per share annual compound growth.

Chief Executive Officer Compensation:    The Chief Executive Officer participates in the same programs and receives compensation based on the same factors as the other executive officers. However, Mr. Drosdick’s overall compensation reflects a greater degree of policy and decision-making authority and a higher level of responsibility with respect to the strategic direction and financial and operational results of the Company. For 2003, the Chief Executive Officer’s compensation components were:

♦	Base Salary: The Committee, as well as all independent directors, evaluated Mr. Drosdick’s individual performance during 2002 based on certain criteria. These criteria included the following: overall leadership, development of Sunoco’s long-term strategic plan and annual goals and objectives, development of an effective senior management team and provision for management succession, effective communications with stakeholders and relationship with the Board. As a result of this evaluation and Sunoco’s performance in 2002, Mr. Drosdick’s annual salary was increased to $960,000, effective January 1, 2003.

♦	Annual Incentive: Annual incentive compensation for Mr. Drosdick was based on meeting weighted objectives for the following principal measurements as discussed above:

➢	Sunoco’s after-tax operating income, as defined by the Committee; and

➢	Sunoco’s performance relative to the peer group (see page 48), as measured by ROCE;

➢	as modified by certain HES performance goals, which varied by business unit.

Due to the Company’s performance during 2003 as against the performance goals, there was a payout based on Sunoco’s after-tax operating performance and on Sunoco’s performance relative to the performance peer group, as measured by ROCE, which was modified by certain HES performance. The HES performance varied by business unit. Based on these criteria, Mr. Drosdick was awarded $1,798,944. This compares to 2002, when, due to company performance as against the performance goals, there was no payout for the portion of the annual incentive opportunity that related to after-tax operating income. There was a payout in 2002 based on Sunoco’s performance relative to the former performance peer group, as measured by ROCE, which was modified by certain HES performance, and which averaged 23.8% for the Company. Based on the criteria for 2002, Mr. Drosdick was awarded $220,150.

♦	Long-Term Incentive Awards: In December 2003, as part of the Company’s annual award of long-term compensation to executives, Mr. Drosdick received a grant of 154,000 stock options which become exercisable in December 2005, and 40,800 performance-based common stock units. In determining the amounts granted, the Committee considered, without specific weighting, the performance of the Company, the same individual criteria that is referred to above under “Base Salary,” previous awards granted to the CEO, and the value of such awards granted to other chief executive officers in the industry survey groups. See pages 38 and 40 for a discussion of the Committee’s review of and actions regarding 2003 long-term incentive compensation.

Deductibility of Compensation:    Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to executive officers, unless certain requirements are met. This section has no material impact on Sunoco’s ability to take a tax deduction for annual compensation in excess of $1 million paid to any of the Named Executive Officers for the year 2003.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

G. Jackson Ratcliffe, Chair

Ursula F. Fairbairn

James G. Kaiser

Robert D. Kennedy

Norman S. Matthews

John W. Rowe

Compensation Committee Interlocks and Insider Participation:    There are none.

Named Executive Officers

JOHN G. DROSDICK, 60 Chairman, Chief Executive Officer and President	Mr. Drosdick was elected Chairman and Chief Executive Officer in May 2000. He was elected a director and President and Chief Operating Officer in December 1996.

JOEL H. MANESS, 53 Senior Vice President, Refining and Supply	Mr. Maness was elected to his present position in September 2001. He was Senior Vice President, Sunoco Northeast Refining from May 2000 to September 2001. From January 2000 to April 2000, he served as Manager, Safety, Health and Environment for the global downstream business of the newly formed ExxonMobil Corporation. He was President of Mobil de Venezuela, a subsidiary of Mobil, from July 1997 to December 1999.

ROBERT W. OWENS, 50 Senior Vice President, Marketing	Mr. Owens was elected to his present position in September 2001. He was Senior Vice President, Sunoco Northeast Marketing from May 2000 to September 2001 and Vice President and General Manager, Sunoco Northeast Marketing from February 1997 to May 2000.

THOMAS W. HOFMANN, 52 Senior Vice President and Chief Financial Officer	Mr. Hofmann was elected to his present position in January 2002. He was Vice President and Chief Financial Officer from July 1998 to January 2002.

CHARLES K. VALUTAS, 53 Senior Vice President and Chief Administrative Officer	Mr. Valutas was elected to his present position in May 2000. He was Vice President, Sunoco Chemicals from August 1994 to May 2000.

EXECUTIVE COMPENSATION

Summary Compensation Table

Long-Term Compensation
		Annual Compensation			Awards[2]		Payouts
Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Other Annual Compensation[1] ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation[3] ($)

J. G. DROSDICK Chairman, Chief Executive Officer and President	2003 2002 2001	960,000 925,000 840,000	1,798,944 220,150 1,344,924	38,891 35,902 14,470	0 0 0	154,000 225,000 210,000	4,079,625[5] 620,849[5] 682,488[4,5]	49,920 48,100 48,199

J. H. MANESS Senior Vice President, Refining and Supply	2003 2002 2001	435,000 420,000 360,000	498,614 59,976 288,198	8,496 16,900 5,307	0 0 0	29,800 47,000 44,000	986,049[6] 582,080[6] 624,250[6]	22,620 21,850 13,734

R. W. OWENS Senior Vice President, Marketing	2003 2002 2001	415,000 400,000 340,000	488,040 55,680 272,187	12,159 15,067 5,282	0 0 0	28,500 45,000 42,000	301,892[7] 407,734[7] 161,522[4,7]	21,580 20,800 19,509

T. W. HOFMANN Senior Vice President and Chief Financial Officer	2003 2002 2001	385,000 350,000 305,000	447,632 49,980 219,737	9,094 6,197 18,489	0 0 0	29,100 40,000 37,000	217,852[8] 146,934[8] 141,147[4,8]	20,020 18,200 17,464

C. K. VALUTAS Senior Vice President and Chief Administrative Officer	2003 2002 2001	367,500 350,000 320,000	427,285 49,980 256,176	3,973 7,593 4,164	0 0 0	24,000 40,000 37,000	261,096[9] 85,367[9] 91,342[4,9]	19,110 18,200 18,362

NOTES TO TABLE:

[1]	The amounts reported shown in this column include reimbursements for the payment of certain taxes.

[2]	Long-term awards were composed of stock options and common stock units (representing shares of Sunoco common stock). Grants of Performance-Based Common Stock Unit Awards are excluded from this table; however, such grants made during the last completed fiscal year are reflected in the table of Performance-Based Common Stock Unit Awards on page 47.

[3]	The table below shows the components of this column for 2003:

Name	Company Match Under Defined Contribution Plans*	Cost of Term Life Insurance	Total

J. G. Drosdick	$48,000	$1,920	$49,920

J. H. Maness	$21,750	$870	$22,620

R. W. Owens	$20,750	$830	$21,580

T. W. Hofmann	$19,250	$770	$20,020

C. K. Valutas	$18,375	$735	$19,110

*	Executive officers participate in two defined contribution plans: (i) SunCAP, Sunoco’s 401(k) plan for most employees, and (ii) the Sunoco, Inc. Savings Restoration Plan. The Savings Restoration Plan permits a SunCAP participant to continue receiving the Company-matching contribution after reaching certain limitations under the Internal Revenue Code.

[4]	The amounts shown for 2001 include the payout of Performance-Based Common Stock Units granted in 1997, which were paid out at 25% of target, including applicable dividend equivalents. The payout of the common stock units was contingent on achieving a certain level of total shareholder return as compared to the Peer Group, which was achieved, and on achieving a certain stock price averaged over a specified ten-day period. The stock price was achieved, but not for the specified ten-day period. Due to the Company’s performance, the Compensation Committee determined that it was appropriate to pay out the 1997 Performance-Based Common Stock Unit Award at the 25% level. The required criteria for payout of the 1998 Performance-Based Common Stock Unit Award were met in 2001 and 110% of the targeted award was paid in early 2002. The amounts shown reflect the value of the common stock units paid out, including applicable dividend equivalents.

[5]	The amount shown for 2001 consists of $150,000 representing the value of the 1997 Performance-Based Common Stock Unit Award and $532,488 representing the value of the 1998 Performance-Based Common Stock Unit Award, including applicable dividend equivalents. The amount shown for 2002 represents the value of the 1999 Performance-Based Common Stock Unit Award, including applicable dividend equivalents, the criteria for which were met in 2002, and was paid out in early 2003 at 143% of the targeted award. The amount shown for 2003 represents the value of the 2000 Performance-Based Common Stock Unit Award, including applicable dividend equivalents, the criteria for which were met in 2003, and which was paid out in cash in early 2004 at 150% of the targeted award.

[6]	In connection with his hiring in 2000, J. H. Maness was granted a special award of 48,000 common stock units with a value of $1,458,000 on the date of grant. This award was payable in 16,000 share installments in 2001, 2002 and 2003 contingent upon his continued employment with the Company. The first installment of 16,000 shares with a value of $624,250, including dividend equivalents, was paid to Mr. Maness in May 2001, the second installment of 16,000 shares with a value of $582,080, including dividend equivalents, was paid to him in April 2002, and the final installment of 16,000 shares with a value of $643,360, including dividend equivalents, was paid to him in April 2003. The amount shown for 2003 also includes $342,689, which represents the value of the 2000 Performance-Based Common Stock Unit Award, including applicable dividend equivalents, the criteria for which were met in 2003, and which was paid out in cash in early 2004 at 150% of the targeted award.

[7]	The amount shown for 2001 consists of $35,500 representing the value of the 1997 Performance-Based Common Stock Unit Award and $126,022 representing the value of the 1998 Performance-Based Common Stock Unit Award, including applicable dividend equivalents. In 1999, Mr. Owens received a special award of 8,000 common stock units with a value of $204,500 on the date of grant. This award was paid to Mr. Owens in December 2002 with a value of $260,800, including dividend equivalents. The amount for 2002 also includes $146,934 representing the value of the 1999 Performance-Based Common Stock Unit Award, including applicable dividend equivalents, the criteria for which were met in 2002, and was paid out in early 2003 at 143% of the targeted award. The amount shown for 2003 represents the value of the 2000 Performance-Based Common Stock Unit Award, including applicable dividend equivalents, the criteria for which were met in 2003, and which was paid out in cash in early 2004 at 150% of the targeted award.

NOTES TO TABLE: (CONTINUED)

[8]	The amount shown for 2001 consists of $15,125 representing the value of the 1997 Performance-Based Common Stock Unit Award and $126,022 representing the value of the 1998 Performance-Based Common Stock Unit Award, including applicable dividend equivalents. The amount shown for 2002 reflects the value of the 1999 Performance-Based Common Stock Unit Award paid out, including applicable dividend equivalents, the criteria for which were met in 2002, and was paid out in early 2003 at 143% of the targeted amount. The amount shown for 2003 represents the value of the 2000 Performance-Based Common Stock Unit Award, including applicable dividend equivalents, the criteria for which were met in 2003, and which was paid out in cash in early 2004 at 150% of the targeted award.

[9]	The amount shown for 2001 consists of $18,125 representing the value of the 1997 Performance-Based Common Stock Unit Award and $73,217 representing the value of the 1998 Performance-Based Common Stock Unit Award, including applicable dividend equivalents. The amount shown for 2002 reflects the value of the 1999 Performance-Based Common Stock Unit Award paid out, including applicable dividend equivalents, the criteria for which were met in 2002, and was paid out in early 2003 at 143% of the targeted amount. The amount shown for 2003 represents the value of the 2000 Performance-Based Common Stock Unit Award, including applicable dividend equivalents, the criteria for which were met in 2003, and which was paid out in cash in early 2004 at 150% of the targeted award.

Aggregated Option/SAR Exercises and Year-End Values

The following table shows information for the Named Executive Officers concerning:

♦	exercises of stock options and stock appreciation rights (SARs) during 2003; and

♦	the amount and values of unexercised stock options and SARs as of December 31, 2003.

Aggregated Option/SAR Exercises in 2003 and Year-End Option/SAR Values

Name	Number of Securities Underlying Options/ SARs Exercised (#)	Value Realized[1] ($)	Number of Securities Underlying Options/SARs Unexercised At Year-End (#)		Value of Unexercised In-the- Money Options/SARs At Year-End ($)[2]

			Exercisable	Unexercisable	Exercisable	Unexercisable

J. G. DROSDICK Chairman, Chief Executive Officer and President	100,000	2,190,000	645,000	379,000	12,861,975	5,371,380

J. H. MANESS Senior Vice President, Refining and Supply	0	0	103,800	76,800	2,010,557	1,114,986

R. W. OWENS Senior Vice President, Marketing	117,450	1,442,529	0	73,500	0	1,067,445

T. W. HOFMANN Senior Vice President and Chief Financial Officer	48,180	757,866	74,800	69,100	1,366,837	960,027

C. K. VALUTAS Senior Vice President and Chief Administrative Officer	25,160	403,074	80,900	64,000	1,471,739	944,880

NOTES TO TABLE:

[1]	Value realized is equal to the difference between the option/SAR exercise price and the fair market value of Sunoco common stock at the date of exercise multiplied by the number of options/SARs exercised.

[2]	Value of unexercised in-the-money options is equal to the difference between option/SAR exercise price and the fair market value of Sunoco common stock on the last day of the fiscal year, December 31, 2003, multiplied by the number of unexercised options.

Option Grant Table

The following table presents additional information concerning the option awards shown in the Summary Compensation Table for fiscal year 2003. These options to purchase common stock were granted to the Named Executive Officers under Sunoco’s Long-Term Performance Enhancement Plan II (“LTPEP II”).

Option Grants in 20031

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term[3]

Name	Securities Underlying Options Granted[2]		Percent Of Total Options Granted to Employees in Fiscal Year	Exercise Or Base Price ($/share)	Expiration Date	5% ($)	10% ($)

	Date	Number

J. G. DROSDICK Chairman, Chief Executive Officer and President	12/3/03	154,000	30.51	49.02	12/3/13	4,747,574	12,031,296

J. H. MANESS Senior Vice President, Refining and Supply	12/3/03	29,800	5.90	49.02	12/3/13	918,686	2,328,134

R. W. OWENS Senior Vice President, Marketing	12/3/03	28,500	5.65	49.02	12/3/13	878,609	2,226,571

T. W. HOFMANN Senior Vice President and Chief Financial Officer	12/3/03	29,100	5.76	49.02	12/3/13	897,106	2,273,446

C. K. VALUTAS Senior Vice President and Chief Administrative Officer	12/3/03	24,000	4.75	49.02	12/3/13	739,882	1,875,007

NOTES TO TABLE:

[1]	No Stock Appreciation Rights (“SARs”) were granted.

[2]	Each option was awarded with an exercise price equal to the fair market value of a share of Sunoco common stock on the date of grant and will become exercisable two years from the grant date. Each option has a term of ten years from the date of grant. These stock options were granted along with an equal number of limited rights. Limited rights become exercisable only in the event of a Change in Control (as defined in the Plan) and permit the holder to be paid in cash the appreciation on a stock option instead of exercising the option.

[3]	These dollar amounts are not intended to forecast future appreciation of the common stock price. The Named Executive Officers will not benefit unless the common stock price increases above the stock option exercise price. Any appreciation in the common stock price which results in a gain to these Named Executive Officers would also benefit all shareholders of the common stock. For example, the additional value realized by all shareholders of Sunoco common stock as a group (at December 31, 2003) based on the assumed annual appreciation levels for the term of the options for the December 3, 2003 grants reflected in the table would be as follows:

APPRECIATION LEVEL	ADDITIONAL VALUE

5%	$2,323,842,570

10%	$5,889,133,281

Other Long-Term Incentive Awards

Performance-Based Common Stock Unit Awards Granted in 20031

			Estimated Future Payout

Name	Number of Common Stock Units (CSUs)	End of Performance Period	Threshold (Number of CSUs)	Target (Number of CSUs)	Maximum (Number of CSUs)

J. G. DROSDICK Chairman, Chief Executive Officer And President	40,800	12/31/06	10,200	40,800	81,600

J. H. MANESS Senior Vice President, Refining and Supply	7,900	12/31/06	1,975	7,900	15,800

R. W. OWENS Senior Vice President, Marketing	7,550	12/31/06	1,888	7,550	15,100

T. W. HOFMANN Senior Vice President and Chief Financial Officer	7,720	12/31/06	1,930	7,720	15,440

C. K. VALUTAS Senior Vice President and Chief Administrative Officer	6,430	12/31/06	1,608	6,430	12,860

NOTE TO TABLE:

[1]	The actual payout of the performance-based common stock unit awards granted will depend on the level of performance achieved over a three-year period subsequent to their grant measured on a scale combining the Company’s return on capital employed above its cost of capital and its earnings per share growth.

STOCK PERFORMANCE GRAPH

Sunoco’s performance peer group is composed of major domestic independent refining and marketing companies and other companies which are similar in size and compete with Sunoco in certain geographic regions.

NOTES TO GRAPH:

[1]	Assuming that the value of the investment in Sunoco common stock and each index was $100 on December 31, 1998 and that all dividends were reinvested, this graph compares Sunoco’s cumulative total return (i.e., based on common stock price and dividends), plotted on an annual basis, with Sunoco’s performance peer group’s cumulative total return and the S&P 500 Stock Index (a performance indicator of the overall stock market).

[2]	Premcor was included in the Peer Group beginning on April 29, 2002, the date the company completed its initial public offering.

PENSION PLANS

This table shows the estimated annual retirement benefits payable to a covered participant based upon the final average pay formulas of the Sunoco, Inc. Retirement Plan (“SCIRP”), the Sunoco, Inc. Pension Restoration Plan, and the Sunoco, Inc. Executive Retirement Plan (“SERP”). Participants in these plans may elect to receive their accrued benefits in the form of either a lump sum or an annuity. The estimates shown in the table below assume that benefits are received in the form of a single life annuity.

Final Average Total Cash Compensation1	Estimated Annual Benefits Upon Retirement at Age 62 After Completion of the Following Years of Service

	15 Years2	20 Years2	25 Years	30 Years	35 Years	40 Years

$200,000	$80,000	$80,000	$83,000	$100,000	$108,000	$115,000

400,000	160,000	160,000	167,000	200,000	215,000	230,000

600,000	240,000	240,000	250,000	300,000	323,000	345,000

800,000	320,000	320,000	333,000	400,000	430,000	460,000

1,000,000	400,000	400,000	417,000	500,000	538,000	575,000

1,200,000	480,000	480,000	500,000	600,000	645,000	690,000

1,400,000	560,000	560,000	583,000	700,000	753,000	805,000

1,600,000	640,000	640,000	667,000	800,000	860,000	920,000

1,800,000	720,000	720,000	750,000	900,000	968,000	1,035,000

2,000,000	800,000	800,000	834,000	1,000,000	1,075,000	1,150,000

2,500,000	1,000,000	1,000,000	1,042,000	1,250,000	1,344,000	1,438,000

3,000,000	1,200,000	1,200,000	1,250,000	1,500,000	1,613,000	1,725,000

NOTES TO TABLE:

[1]	Final Average Total Cash Compensation is the average of the base salary and annual bonus in the highest 36 consecutive months during the last 120 months of service.

[2]	Based on the SERP minimum benefit formula of 40% of the Final Average Total Cash Compensation with 12 or more years of service.

The retirement benefits shown above for SCIRP, the Pension Restoration Plan and SERP are amounts calculated prior to the Social Security offset. The Social Security offset is equal to one and two-thirds percent of primary Social Security benefits for each year of Retirement Plan participation up to 30 years or a maximum offset of 50% of primary Social Security benefits.

The SERP was amended in 2003 to provide Mr. Drosdick with a retirement benefit equal to 60% of Final Average Earnings at age 65. This benefit will vest with 10 years of service or upon a change in control and will be reduced 5% for each year retirement is prior to age 65.

Any SERP benefit payable to Mr. Owens will be offset by accrued benefits from the pension plans of prior employers as provided in his employment arrangement. For purposes of calculating his benefits under SERP, Mr. Owens has been credited with his years of service with certain former employers.

Credited years of service under these plans for the Named Executive Officers as of December 31, 2003 are as follows:

Name	Years of Service

J. G. Drosdick	7

J. H. Maness	3

R. W. Owens	14[1]

T. W. Hofmann	26

C. K. Valutas	27

NOTE TO TABLE:

[1]	R. W. Owens’ years of service include 8 years credited under SERP for service with prior employers, as described above.

SEVERANCE PLANS

The Named Executive Officers participate in plans with certain other key management personnel which provide for severance benefits in the event they are involuntarily terminated without cause by Sunoco. In the case of the Chief Executive Officer, severance payments would be equal to two years of base salary plus guideline annual incentive in effect on his or her termination date, as defined in the plans. The other Named Executive Officers would receive such payments for one and one-half years. If termination (whether actual or constructive) occurs within two years of a Change in Control, as defined in the plans, severance would be payable in a lump sum equal to three times annual compensation for the Chief Executive Officer and the other Named Executive Officers. For these purposes, annual compensation consists of (i) the executive’s annual base salary in effect immediately prior to a Change in Control or immediately prior to his or her employment termination date, whichever is greater, plus (ii) the greater of his or her annual guideline incentive in effect immediately before the Change in Control or employment termination date, or the highest bonus awarded to the executive in any of the three years ending before the Change in Control or in any subsequent year ending before his or her employment termination date.

Each eligible executive will be entitled to medical and life insurance coverage for up to the number of years of severance received, at the same rate that such benefits are provided to active employees of Sunoco. In the case of a Change in Control, the plans also provide for the protection of certain pension benefits and reimbursement for any additional tax liability incurred as a result of excise taxes imposed on payments deemed to be attributable to the Change in Control. Sunoco’s long-term incentive compensation plans provide that upon a Change in Control, all stock options become immediately exercisable, and all performance-based common stock units will be paid out in an amount equal to the total number of performance-based common stock units outstanding as of the Change in Control (when the Change in Control occurs during the year following the date of grant) and at the greater of (i) the total number of performance-based common stock units outstanding as of the Change in Control or (ii) the total number of performance-based common stock units outstanding, multiplied by the applicable performance factor (as defined in the Plans) related to the Company’s performance immediately prior to the Change in Control (when the Change in Control occurs after the first year of grant). The common stock unit awards will be paid out regardless of whether performance targets have been met. Common stock unit awards conditioned on continued employment will be paid out in an amount equal to the total number of common stock units outstanding as of the Change in Control.

By Order of the Board of Directors,

Ann C. Mulé

Chief Governance Officer, Assistant General Counsel and Corporate Secretary

Philadelphia, PA

March 19, 2004

Appendix A

AUDIT COMMITTEE CHARTER

I.    Organization

The Committee shall consist of at least three Directors, including a Chairperson, each of whom shall:

A.	meet the applicable independence and experience requirements of the New York Stock Exchange, the federal securities laws, the rules and regulations of the Securities and Exchange Commission (“SEC”), and the Company’s Categorical Standards of Independence as set forth in the Company’s Corporate Governance Guidelines;

B.	be financially literate (or become financially literate within a reasonable period of time after his/her appointment to the Committee); and

C.	as a general rule, not simultaneously serve on the audit committees of more than two other public companies.

At least one member of the Committee will have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee also shall meet periodically with management, with the General Auditor, with the General Counsel, and with the independent auditor, in separate executive sessions. The Committee shall make regular reports to the Board on the Committee’s activities.

II.    Purpose

The Committee shall:

A.	assist the Board of Directors in its oversight of:

•	the integrity of the Company’s financial statements, and disclosure and other internal control processes;

•	the Company’s compliance with ethics and compliance policies, and legal and regulatory requirements; and

•	the performance of the internal audit function and independent auditors

B.	prepare the report of the Committee required to be included in the Company’s annual proxy statement.

C.	select, retain, compensate, oversee and evaluate the independent auditor;

D.	select, appoint and evaluate the General Auditor; and

E.	provide oversight on the Company’s guidelines and policies with respect to business risk management and any other matters as the Board or the Committee deems appropriate.

III.    Responsibilities

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to determine that the Company’s financial statements are complete, accurate, and in accordance with accounting principles generally accepted in the United States, or to plan or conduct audits. These are the responsibilities of management or the independent auditor.

The Committee may amend this Charter from time to time as it deems appropriate.

A.	Relationship with Independent Auditor

1.	Selection and Oversight of Independent Auditor

The Committee shall have the sole authority and direct responsibility to appoint, retain, compensate, terminate and oversee the work of the Company’s independent auditor. The independent auditor shall report directly to the Committee. The Committee shall resolve disagreements between management and the independent auditor regarding financial reporting, and communicate to the independent auditor that he/she is ultimately accountable to the Committee. The Company shall provide appropriate funding, as determined by the Committee, to compensate the independent auditor.

The Committee shall:

(a)	review and evaluate the lead audit partner of the independent auditor team;

(b)	ensure the rotation of the partners of the independent auditor involved in the audit, as required by law and regulation;

(c)	set clear hiring policies for employees or former employees of the independent auditor, in compliance with SEC regulations and stock exchange listing standards;

(d)	meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit; and

(e)	pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent auditor, subject to applicable de minimis exceptions for non-audit services. The Committee may delegate this authority to a subcommittee of one or more Committee members; provided, however, that such subcommittee decisions subsequently are presented to the full Committee in a timely manner, but in no event later than the next Committee meeting.

2.	Assessment of Independence and Qualifications of Independent Auditor

(a)	At least annually, the Committee shall obtain and review a formal written report by the independent auditor describing:

(i)	the auditing firm’s internal quality-control procedures;

(ii)	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

(iii)	all relationships between the independent auditor and the Company (in order to assess independence). The Committee will engage in an active dialogue with the independent auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the independent auditor, and take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

(b)	Based on a review of the report referred to in Section III(A)(2)(a) above, and taking into account the opinion of management and the opinion of the General Auditor, the Committee shall review and evaluate the performance and qualifications of the independent auditor.

(c)	The Committee shall review and evaluate the lead audit partner of the independent auditor team.

(d)	The Committee shall present its conclusions regarding the independent auditor to the Board of Directors.

B.	Appointment of General Auditor

The Committee annually shall evaluate, and recommend to the Board of Directors, the election and appointment of the General Auditor and review and approve the budget and staffing for the internal audit department, and the annual audit plan of the General Auditor. The Committee shall have direct lines of communication between itself and the General Auditor and, with regard to litigation and legal and regulatory compliance, the General Counsel.

C.	Oversight of Financial Disclosure and Internal Controls

1.	The Committee shall review and discuss with management, the General Auditor and the independent auditor, as appropriate:

(a)	the Company’s annual audited financial statements and quarterly unaudited financial statements, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, the results of each quarterly review and annual audit by the independent auditor, and other matters required to be discussed with the independent auditor by applicable laws, regulations and auditing standards, including the quality, not just the acceptability, of the accounting principles and underlying estimates used in the audited financial statements. The Committee also will review and discuss each Form 10-Q and Form 10-K with the Chief Executive Officer, the Chief Financial Officer and the General Counsel, prior to filing. The Committee will report to the Board and shareholders whether it recommends to the Board that the most recent year’s audited financial statements be included in the Form 10-K;

(b)	any other SEC filings as the Committee deems appropriate, prior to filing;

(c)	earnings press releases (including the use of pro forma or adjusted non-GAAP information) prior to release;

(d)	financial information and earnings guidance provided to analysts and rating agencies (this discussion may be general, and need not take place prior to each instance in which such information is provided); and

(e)	the integrity of the Company’s accounting and financial reporting processes (both internal and external), including, but not limited to:

(i)	all critical accounting policies and practices (including accounting estimates) to be used by the Company, including all major issues regarding accounting principles and financial statement presentations, and any significant changes in the Company’s selection or application of accounting principles;

(ii)	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments (including use of estimates) made in connection with the preparation of the financial statements, including any required analyses of the effects of alternative GAAP methods on the financial statements;

(iii)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

(iv)	the results of the activities of the General Auditor and the independent auditor, including major conclusions, findings and recommendations and related management responses;

(v)	any material written communications between the independent auditor and management, including any management letters or schedules of unadjusted differences;

(vi)	matters of audit quality and consistency, including required communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues arising during the engagement;

(vii)	management’s assertions concerning the effectiveness of :

(1)	disclosure controls and procedures; and

(2)	internal controls, as of the end of the most recent fiscal year;

(viii)	any disclosures made to the Committee by the Company’s Chief Executive Officer and/or Chief Financial Officer regarding:

(1)	significant deficiencies in the design or operation of internal controls or any material weaknesses therein; and

(2)	any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal controls;

(3)	any material violation of (1) any law, rule or regulation (including securities laws) applicable to the Company or the operation of its businesses or (2) the Company’s Code of Business Conduct and Ethics; and

(ix)	any special audit steps adopted in light of material control deficiencies.

2.	The Committee shall review and discuss, with the independent auditor, any audit problems or other difficulties encountered by the independent auditor in the course of the audit process, and management’s response, including any:

(a)	restrictions on the scope of the independent auditor’s activities or on access to requested information;

(b)	significant disagreements with management (and management’s responses to such matters);

(c)	accounting adjustments that were noted or proposed by the independent auditor but were passed (as immaterial or otherwise); and

(d)	management or internal control letter issued, or proposed to be issued, by the independent auditor to the Company.

3.	The Committee shall review and discuss:

(a)	material litigation involving the Company;

(b)	legal, tax and other developments of major significance to the Company;

(c)	the Company’s guidelines and policies with respect to risk assessment and risk management, including major financial risk exposures and the steps management has taken to monitor and control such exposures.

(d)	major capital project post audit results;

(e)	compliance with the law, ethics and compliance policies and regulatory requirements;

(f)	the management delegation of authority process; and

(g)	such other matters as the Board or the Committee considers appropriate.

IV.    Compliance and Investigations

The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Committee shall receive corporate attorneys’ reports of evidence of a material violation of any law, rule or regulation (including securities laws or breaches of fiduciary duty) or the Company’s Code of Business Conduct and Ethics. In discharging its oversight role, the Committee is empowered to investigate any matter within the scope of its responsibility, with full access to all books, records, facilities and personnel of the Company. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

V.    Engagement of Experts and Advisors

The Committee shall engage outside legal, accounting or other advisors, as it determines necessary to carry out its duties, without the need for prior approval by the Board of Directors. The Company shall provide appropriate funding, as determined by the Committee, for payment of applicable fees and expenses of these parties.

VI.    Self-Assessment and Evaluation

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

VII.    Administrative Expenses

The Company shall provide the appropriate funding, as determined by the Committee, for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Appendix B

COMPENSATION COMMITTEE CHARTER

Authority    By resolution dated September 26, 1974, the Sunoco, Inc. Board of Directors established the Compensation Committee. The Board adopted this Charter of the Compensation Committee on March 4, 2004.

Membership    The Compensation Committee will consist of no fewer than three directors. Every member shall satisfy the independence standards of the New York Stock Exchange Listing Standards and the Company’s Categorical Standards of Independence as set forth in the Company’s Corporate Governance Guidelines. Additionally, all members shall meet the definition of “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended and the definition of “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The Board shall appoint a Chairman and the members upon recommendation of the Governance Committee and shall have the power to fill vacancies on the Committee. Additionally, the Board shall have the power to remove any member at any time with or without cause.

Purpose

The Compensation Committee, in order to assist the Board in the discharge of its responsibilities relating to the fair and competitive compensation of the executives and other key employees of Sunoco:

•	Reviews and approves Sunoco’s compensation philosophy;
•	Reviews and approves executive compensation programs, plans and awards;
•	Reviews and approves, and makes recommendations to the Board with respect to, Sunoco’s short- and long-term incentive plans.
•	Reviews and approves Chief Executive Officer (“CEO”) compensation.
•	Issues an annual report on executive compensation in accordance with applicable rules and regulations of the Securities and Exchange Commission for inclusion in the Company’s proxy statement; and
•	Reviews and approves Sunoco’s general employee pension benefit plans and other benefit plans as appropriate.

Duties & Responsibilities

Executive Compensation — The Committee:

1.	Reviews Sunoco’s philosophy regarding executive compensation.

2.	Engages its own independent compensation consultant to advise regarding “best practices” in executive compensation and to annually review market data to assess Sunoco’s competitive position for the three components of executive compensation (base salary; annual incentives; and long-term incentives). The market data that is reviewed includes data from the proxy peer group, other companies from the oil industry and general industry information which is adjusted for each company’s relative revenues (“Market Data”).

3.	Adopts, amends and makes awards under Sunoco’s long- or short-term incentive compensation plans in which the CEO and other executive officers may be participants, including, but not limited to:

•	making option and common stock unit grants
•	approving performance criteria for the common stock units

•	approving performance criteria for the short-term incentive plans
•	interpreting the Plans
•	determining rules and regulations relating to the Plans
•	designating employees eligible to participate in the long-term incentive plans
•	modifying or canceling existing grants
•	imposing limitations, restrictions and conditions upon any award as the Committee deems appropriate

4.	Assures that Sunoco’s annual incentive program results in payments that are closely correlated with Sunoco’s achievement of specific goals.

5.	Assures that total compensation paid to Sunoco’s executive officers is reasonable.

6.	Annually reviews the perquisites of the CEO and executive officers, as well as their compliance with Sunoco’s policies regarding perquisites.

7.	Reviews and pre-approves any compensation arrangement or other perquisite that is outside of Sunoco’s approved policies.

8.	Reviews and approves recommendations made by the CEO for the compensation of Sunoco’s other executive officers.

9.	Reviews and approves, in advance, employment agreements, severance or similar agreements or provisions and payments to be made to any executive officer.

10.	Reviews and approves, and monitors executive compliance with, Sunoco’s Executive Stock Ownership Guidelines.

11.	Receives notification of transactions in Sunoco’s stock made by the CEO and President prior to execution of the transactions.

12.	Annually issues a report on executive compensation in accordance with applicable rules and regulations of the Securities and Exchange Commission for inclusion in Sunoco’s proxy statement.

CEO Compensation

13.	Base Salary. Annually, the Committee reviews and approves the CEO’s base salary. In determining the salary, the Committee:

•	reviews Market Data compiled by its independent consultant to assess the competitiveness of the base salary; and
•	evaluates the CEO’s individual performance during the prior year.

14.	Annual Incentives. Annually, the Committee reviews and approves the CEO’s annual incentive award. In approving the award, the Committee:

•	reviews Market Data compiled by its independent consultant to assess the competitiveness of the annual incentive award opportunity;
•	reviews and approves specific goals and objectives for the next year, which are then discussed with the entire Board; and
•	evaluates the performance of the Company in meeting those goals and objectives.

15.	Long-Term Incentive Compensation. Annually, the Committee reviews and approves the long-term incentive award. In approving the award, the Committee:

•	reviews Market Data compiled by its independent consultant to assess the competitiveness of the long-term incentive award opportunity;
•	considers the Company’s performance and relative shareholder return;
•	evaluates the CEO’s individual performance during the prior year in granting the total long-term incentive opportunity;
•	reviews the awards given to the Company’s CEO in past years; and
•	in connection with the grant of performance-based common stock units, approves in advance the performance criteria that the common stock units will be measured against.

Review the general employee pension and employee welfare benefit plans

16.	The Committee:

•	Monitors the employee benefit programs sponsored by Sunoco with respect to external competitiveness, internal equity and legal compliance; and
•	As appointing fiduciary under various pension and employee welfare benefit plans, sponsored by Sunoco and its majority-owned domestic subsidiaries:
•	appoints, monitors and removes as needed, the members of the Benefit Plans Investment Committee (“BPIC”) and the Plan Administrator;
•	reviews the membership and qualifications of the BPIC annually, and when personnel changes or other developments make it necessary or appropriate to change the composition of the BPIC;
•	annually reviews the results of the BPIC’s self-evaluation process;
•	annually reviews the qualifications and actual performance of the Plan Administrator; and
•	receives and reviews written and in-person reports and presentations from each of the BPIC, the Plan Administrator and, as applicable, other fiduciaries, covering their respective fiduciary responsibilities and other duties under the pension and employee welfare benefit plans.

Independent Consultants

17.	The Committee has sole authority to retain (and terminate) any consulting firm (including the sole authority to approve the consultant’s fees and other retention terms) to assist in the evaluation of CEO or senior executive compensation.

Committee Evaluations

18.	The Committee will conduct an annual self-evaluation and will review the results of the evaluation with the Governance Committee and with the Board.

Committee Meetings and Action

19.	The following items shall govern Committee meetings and actions:

•	A majority of Committee members will be a quorum for the transaction of business.
•	The action of a majority of those present at a meeting at which a quorum is present will be the act of the Committee.
•	Any action required to be taken at a meeting of the Committee will be deemed the action of the Committee if all of the Committee members executed, either before or after the action is taken, a written consent and the consent is filed with the Corporate Secretary.

•	The Chairman will report from time to time to the Board on Committee actions and on the fulfillment of the Committee’s duties under its Charter.
•	The Senior Vice President, Human Resources will be the management liaison to the Committee.
•	The Committee Secretary (who will be the Corporate Secretary) will keep minutes of all Committee meetings, which will be distributed to all Board members.
•	The Committee will meet at least five times per year and at such other times as may be requested by its Chairman.
•	The Committee Secretary and the management liaison, in consultation with the Committee Chairman, will prepare an agenda. Annual recurring events for the Committee are used as preliminary agenda items. All committee members are free to include additional items on the agenda.
•	The agenda and all materials to be reviewed at the meetings should be received by the Committee members as far in advance of the meeting day as practicable (which will normally be 6 days).
•	The Committee Secretary should coordinate all mailings to the Committee members, to the extent practicable.
•	The Committee has authority to further delegate its responsibilities, as appropriate.

Appendix C

EXECUTIVE COMMITTEE CHARTER

Authority

•	The Board, by resolution dated October 26, 1971, established the Executive Committee.
•	This Executive Committee Charter was adopted by the Board on December 5, 2002.

Purpose / Duties and Responsibilities

The Executive Committee, pursuant to Article III, Section 1 of the Company’s Bylaws, exercises all or any of the powers of the Board in the management of the business, affairs and property of the Company during the intervals between meetings of the Board; provided, however, that no action shall be taken by the Executive Committee if any member of such Committee has voted in opposition thereto.

Notwithstanding the foregoing, pursuant to Section 1731(a)(2) of the Pennsylvania Business Corporation Law, the Executive Committee shall not have any power or authority as to the following:

(i)	The submission to shareholders of any action requiring approval of shareholders under this subpart.
(ii)	The creation or filling of vacancies in the board of directors.

(iii)	The adoption, amendment or repeal of the bylaws.
(iv)	The amendment or repeal of any resolution of the board that by its terms is amendable or repealable only by the board.
(v)	Action on matters committed by the bylaws or resolution of the board of directors exclusively to another committee of the board.

Membership

•	The Committee will have a minimum of three directors, a majority of which shall be independent.
•	The Board will appoint the Committee members and a Chairman.
•	The Board may fill vacancies on the Committee.
•	The Board may remove a Committee member from the membership of the Committee at any time with or without cause.

Committee Meetings and Action

•	A majority of the Committee members will be a quorum for the transaction of business.
•	No action shall be taken by the Committee if any member of such Committee has voted in opposition thereto.
•	Any action required to be taken at a meeting of the Committee will be deemed the action of the Committee if all of the Committee members executed, either before or after the action is taken, a written consent and the consent is filed with the Corporate Secretary.
•	The Chairman will report from time to time (but not later than the next Board meeting) to the Board on Committee actions and on the fulfillment of the Committee’s duties under its Charter.
•	The Committee Secretary (who will be the Corporate Secretary) will keep minutes of all Committee meetings, which will be distributed to all Board members.
•	The Committee will meet at such times as may be requested by its Chairman.
•	The Committee Secretary and the Chairman will prepare a preliminary agenda. The Chairman will make the final decision regarding the agenda.
•	The agenda and all materials to be reviewed at the meetings should be received by the Committee members as far in advance of the meeting day as possible.
•	The Committee Secretary should coordinate all mailings to the Committee members.

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Appendix D

GOVERNANCE COMMITTEE CHARTER

Authority    By resolution dated April 20, 1976, the Sunoco, Inc. Board of Directors established the Governance Committee. This Charter of the Governance Committee was adopted on March 4, 2004.

Membership    The Governance Committee shall consist of no fewer than three directors. Every member shall satisfy the independence standards of the New York Stock Exchange Listing Standards and the Company’s Categorical Standards of Independence as set forth in the Company’s Corporate Governance Guidelines. The Board shall appoint a Chairman and the members upon recommendation of the Governance Committee and shall have the power to fill vacancies on the Committee. Additionally, the Board shall have the power to remove any member at any time with or without cause.

Purpose:    The Governance Committee reviews the role, composition, and structure of the Board and its committees. The Committee reviews and evaluates individual Board members each year prior to recommending the annual directors’ slate for election by the shareholders at the Annual Meeting. The Committee identifies and reviews qualified individuals as potential new director candidates, consistent with criteria approved by the Board. The Committee monitors and reviews corporate governance issues, emerging trends and “best practices” and has specifically been charged with recommending to the Board, on an on-going basis, a set of corporate governance guidelines. The Committee also consults with the CEO to review and consider recommendations regarding CEO succession and the succession and development plans for the other executive officers. Additionally, the Committee sets and administers policies governing the level and form of directors’ compensation.

Duties and Responsibilities:

Review the Role, Composition and Structure of the Board

1.	The Governance Committee reviews the evolving needs of the Company and recommends changes in the composition and size of the Board, if appropriate.

2.	The Governance Committee recommends to the Board the most qualified nominees for election (or re-election) by the shareholders at each Annual Meeting.

•	Because Sunoco’s directors are elected annually by shareholders for a one-year term, the Governance Committee annually conducts an individual director evaluation for all current directors, allowing sufficient time to identify, review and pursue potential new director candidates, if appropriate.

✓	The Committee discusses the performance and qualifications of each director by focusing on each director’s respective attendance, preparation, participation and contributions in both Board and committee meetings and by applying the same criteria used to determine the acceptability of a new board nominee.
✓	Conducts a diligence review for each current director, focusing on meeting the required Categorical Standards of Independence as set forth in the Company’s Corporate Governance Guidelines and encompassing all relationships between and among each director, the company and senior management, including any potential conflict of interest, whether or not required for public disclosure, in order to allow for a comprehensive determination of each director’s independence.
✓	Also based on this discussion, the Chair of the Committee may meet confidentially with a director when areas for improvement have been identified.

✓	The Committee may invite the full Board to comment on the qualifications and performance of their fellow directors from time to time (peer appraisal).
✓	Based on this discussion and review, the Committee recommends (or does not recommend) to the Board a director be nominated for re-election at the next Annual Meeting of Shareholders.

•	Reviews and recommends the preliminary slate of directors to the Board.
•	All nominees respond to either a letter of inquiry from the Chairman of the Committee, or to a specific question included in the Company’s Directors’ and Officers’ Questionnaire, as to their willingness to stand for election as a director, after which a final slate of directors is approved by Board resolution.

3.	The Governance Committee continually assesses which functional skills or areas of expertise are needed to round out the existing strengths of the Board and establishes qualifications and other required criteria for prospective candidates, which may be modified from time to time. At a minimum, the following factors are required in recommending potential new Board members or the continued service of existing members:

•	A director is nominated based on his or her professional experience and should be accomplished and have recognized achievements in his or her respective field.
•	A director should have relevant education, expertise and experience, and be able to offer advice and guidance to the CEO based on that expertise and experience.
•	A director should possess the highest personal and professional ethics, integrity and values.
•	A director must be inquisitive and objective, have the ability to exercise practical and sound business judgment, and have an independent mind.
•	A director must be willing to devote sufficient time and effort to carrying out his or her duties and responsibilities effectively.
•	All directors, except for the CEO, should be “independent,” as outlined in Sunoco’s Categorical Standards of Independence, and be without the appearance of any conflict while serving as a Director.
•	A director should have the ability to work effectively with others.
•	In selecting a director, the Board generally seeks active or former chief executive officers or senior level executives of public companies, or leaders of major complex organizations, with experience at a strategy/policy setting level or with high level management experience.
•	In selecting a director, the Board of Directors seeks qualified individuals who, taken together, represent a diversity of skills, backgrounds and experience, including age, ethnic background, gender and professional experience.
•	The Board, through the Governance Committee, is continually assessing which functional skills or areas of expertise are needed to round out the existing strengths of the Board as part of its director selection process.
•	A director will not be nominated for election after his or her 72nd birthday.

4.	The Governance Committee, in order to identify and recommend to the full Board qualified individuals as potential director candidates, has developed the following process:

•	The Committee develops and maintains a list of potential candidates for board membership, which is periodically reviewed and updated by the Committee.
•	Committee members and other directors as well as shareholders can recommend potential candidates.
•	The qualifications and other criteria of all prospective candidates are reviewed to determine if a candidate is suitable for board membership.
•	If a candidate is suitable, a more detailed review is performed, which includes the same diligence review (as described above for current directors), as well as a review of the individual’s educational expertise, a review of other current directorships and any other public information available.

•	If a candidate receives unanimous approval by the Committee, the candidate will be recommended to the Board for approval prior to any discussion with the proposed candidate.
•	Depending on the current composition of the Board and its size, a potential candidate approved by the Board will be contacted and interviewed by the Chairman of the Committee, other directors, as well as the CEO. Depending on the results of the interview, a position on the Board may be extended.

5.	In order to determine whether the Board is functioning effectively, the Governance Committee annually conducts an evaluation of the full Board:

•	An evaluation questionnaire is designed to monitor and evaluate the Board’s collective assessment of how effectively they are working as a whole and to identify areas where improvements can be made.
•	The Committee approves the questionnaire used as the evaluation tool.
•	The Board is asked to complete this questionnaire.
•	The questionnaire is collected and reviewed on a confidential basis.
•	The results of the self-assessment are discussed and analyzed by the Committee in detail.
•	The Committee recommends to the Board areas identified as needing improvement and the mechanics for achieving such improvements.
•	After Board approval, the Committee monitors the implementation of the recommended improvements.

Review the Role, Composition and Structure of the Committees

6.	The Governance Committee periodically reviews each committee’s charter, structure and membership criteria.

•	The Committee — periodically and based on the current and anticipated business environment and the strategies being pursued by the Company — assesses the appropriateness of each Board committee and, if necessary, recommends the creation of new Board committees or the elimination of existing committees.
•	The Committee recommends to the newly elected Board each year, the Chairpersons and members of each Board committee for the following year and such changes in committee membership which may be appropriate or necessary during the course of a year.

✓	Each Committee of the Board, except for the Executive Committee, is composed entirely of independent directors, as defined in the New York Stock Exchange Listing Standards and the Company’s Categorical Standards of Independence as set forth in the Company’s Corporate Governance Guidelines.
✓	Individual qualifications of committee members are reviewed annually for compliance with the various regulatory requirements mandated for the members of each particular committee.

•	The Committee plans for the orderly succession and transition of new committee members

Monitor and Review Corporate Governance Issues, Emerging Trends and “Best Practices” and Recommend to the Board a set of Corporate Governance Guidelines

7.	The Governance Committee monitors and reviews corporate governance issues and emerging trends and continually benchmarks the “best practices” and governance guidelines of its proxy peers, leading governance authorities and experts, as well as Sunoco’s institutional investors. The Committee has specifically been charged with recommending to the Board, on an on-going basis, a set of corporate governance guidelines.

8.	The Governance Committee reviews and makes recommendations to the Board regarding shareholder proposals that relate to corporate governance matters.

9.	Recognizing the importance of corporate governance, the Board has elected a Chief Governance Officer who reports directly to the Governance Committee and the full Board on governance matters.

10.	Sunoco’s Chief Governance Officer has been delegated the responsibility (i) of developing and scheduling the New Director Orientation Process and (ii) of scheduling and maintaining materials relative to the Ongoing Director Education Process:

New Director Orientation Process:    Sunoco’s new directors are required to attend an orientation session. The session includes:

•	receiving and reviewing extensive materials relative to Sunoco’s business and operations;
•	visiting Sunoco facilities and meeting key personnel;
•	discussion and review of Sunoco’s strategic plan, goals and objectives, as well as Sunoco’s governance practices, disclosure procedures, and compensation philosophy; and an
•	overview of Sunoco’s investor relations program.

Ongoing Director Education Process: Sunoco conducts ongoing training or continuing director education for its Board members. In addition to plant and site visits:

•	Sunoco’s directors attend presentations by Sunoco personnel, independent consultants and others on emerging issues or other topics that assist directors in discharging their duties.
•	Additionally, Sunoco is supportive of its directors attending outside director education programs.

CEO and Management Succession

11.	The Governance Committee, at least annually, reviews and reports to the Board on:

•	discussions with the CEO regarding his personal career plans, as well as the names, qualifications, performance and development opportunities of potential successors to this position in various time frames; and
•	discussions with the CEO regarding his recommended suggestions of successors to the top senior management positions.

Director Compensation

12.	The Governance Committee, which is composed entirely of independent directors, sets and administers the policies that govern the level and form of director’s compensation.

•	The Committee directly engages an independent compensation consultant to advise them as to “best practices” and emerging trends in director compensation. The independent consultant also benchmarks Sunoco’s Director Compensation compared to the performance proxy peer group and general industry data which is adjusted for each company’s relative revenue base.
•	The Committee believes that a substantial portion of the total director compensation package should be in the form of Sunoco common shares and share equivalents in order to better align the interests of Sunoco’s directors with the long-term interests of its shareholders.

•	The Committee reviews and administers the Directors’ Stock Ownership Guidelines, which were adopted in order to further encourage a link between director and shareholder interests. Directors are expected to own shares or share equivalents equal to 5 times the annual retainer within 5 years of joining the Sunoco Board.
•	In addition to the Director Stock Ownership Guidelines, director-nominees are required to own at least $2,000 worth of Sunoco common shares prior to standing for election as a director.

Independent Consultants

13.	The Committee has sole authority to retain (and terminate) any search firm to be used to identify director candidates, or any consulting firm used to assist in the evaluation of director compensation, including the sole authority to approve the search or consulting firm’s fees and other retention terms.

Committee Evaluations

14.	The Committee will conduct an annual self-evaluation and will review the results of the evaluation with the Board.

Committee Meetings and Action

15.	The following items shall govern Committee meetings and actions:

•	A majority of the Committee members will be a quorum for the transaction of business.
•	The action of a majority of those present at a meeting at which a quorum is present will be the act of the Committee.
•	Any action required to be taken at a meeting of the Committee will be deemed the action of the Committee if all of the Committee members executed, either before or after the action is taken, a written consent and the consent is filed with the Corporate Secretary.
•	The Chairman will report from time to time to the Board on Committee actions and on the fulfillment of the Committee’s duties under its Charter.
•	The Chief Governance Officer (who is also the Corporate Secretary) will be the management liaison to the Committee.
•	The Committee Secretary (who will be the Chief Governance Officer and Corporate Secretary) will keep minutes of all Committee meetings, which will be distributed to all Board members.
•	The Committee will meet at least three times during the year and at such other times as may be requested by its Chairman.
•	The Committee Secretary, in consultation with the Committee Chairman, will prepare an agenda. Annual recurring events for the Committee are used as preliminary agenda items. All Committee members are free to include additional items on an agenda.
•	The agenda and all materials to be reviewed at the meetings should be received by Committee members as far in advance of the meeting day as practicable (which will normally be 6 days).
•	The Committee Secretary will coordinate all mailings to the Committee members, to the extent practicable, as appropriate.

Appendix E

PUBLIC AFFAIRS COMMITTEE CHARTER

Authority    By resolution dated January 30, 1975, the Sunoco, Inc. Board of Directors established the Public Affairs Committee. This Charter of the Public Affairs Committee was adopted on March 4, 2004.

Membership    The Public Affairs Committee shall consist of no fewer than three directors. Every member shall satisfy the independence standards of the New York Stock Exchange Listing Standards and the Company’s Categorical Standards of Independence as set forth in the Company’s Corporate Governance Guidelines. The Board shall appoint a Chairman and the members upon recommendation of the Governance Committee and shall have the power to fill vacancies to the Committee. Additionally, the Board shall have the power to remove any member at any time with or without cause.

Purpose

“Public Affairs” are the Company’s relationships with those individuals, organizations and institutions over which the Company does not have direct control, but whose actions or attitudes are important to the success of the Company (the “Constituencies”). These Constituencies include shareholders, the communities in which the Company does business, the state, local and federal governments, special interest groups, etc. Public Affairs also includes those activities through which the Company projects its public image and fulfills its role as a responsible corporate citizen.

The purpose of the Public Affairs Committee is to provide advice and oversight to management in management’s efforts to perform in a manner in which the Company’s Constituencies will view the Company as a responsible corporate citizen, and to report to the Board on Committee actions.

Duties & Responsibilities

1.	Reviews the Company’s policies, practices and performance in the areas of environmental protection, health and safety, equal employment opportunity and diversity practices, government affairs, and corporate contributions

2.	Assesses and evaluates the Company’s performance as a responsible corporate citizen and keeps the Board apprised of the posture, integrity and propriety of the Company’s relationship with its Constituencies

3.	Reviews management’s positions on Public Affairs developments and trends throughout the industries in which the Company operates

4.	Reviews the Company’s position regarding important Public Affairs issues

5.	Assures that the Company addresses critical Public Affairs issues from a perspective that emphasizes the interests of various Constituencies, recognizing the long-term interests of shareholders

6.	Assumes oversight responsibility for the resolution of significant complaints from shareholders, and the proper handling of shareholder proposals that concern topics within the purview of the Committee for inclusion in the Company’s proxy statement

E-1

Committee Evaluations

7.	The Committee will conduct an annual self-evaluation and will review the results of the evaluation with the Governance Committee and the Board.

Committee Meetings and Action

8.	The following items shall govern Committee meetings and actions:

•	A majority of the Committee members will be a quorum for the transaction of business.
•	The action of a majority of those present at a meeting at which a quorum is present will be the act of the Committee.
•	Any action required to be taken at a meeting of the Committee will be deemed the action of the Committee if all of the Committee members executed, either before or after the action is taken, a written consent and the consent is filed with the Corporate Secretary.
•	The Chairman will report from time to time to the Board on Committee actions and on the fulfillment of the Committee’s duties under its Charter.
•	The CEO will appoint a senior executive to be the management liaison to the Committee.
•	The Committee Secretary (who will be the Corporate Secretary) will keep minutes of all Committee meetings, which will be distributed to all Board members.
•	The Committee will meet at least two times per year and at such other times as may be requested by its Chairman.
•	The Secretary of the Public Affairs Committee shall prepare and circulate agendas for each year which provide for the Committee’s review of all Committee responsibilities. Since this Committee deals with the Company’s image in the public mind, current events or incidents may be cause for changes or additions to the proposed agendas. The Chairman or any member of the Committee may request more frequent review or special attention to any subject related to Committee responsibilities. The Committee Secretary and the management liaison will prepare a preliminary agenda. The Chairman will make the final decision regarding the agenda.
•	The agenda and all materials to be reviewed at the meetings should be received by the Committee members as far in advance of the meeting day as practicable (which will normally be 6 days).
•	The Committee Secretary should coordinate all mailings to the Committee members, to the extent practicable.

E-2

Sunoco, Inc.

Visit our site

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http://www.SunocoInc.com

Your Vote is Important!

You can vote in one of three ways:

OPTION 1:	Vote by Telephone - Call 1-877-290-2604 using a touch-tone telephone to transmit your voting instructions. Have your proxy card in hand and then follow the instructions. Telephone voting closes at 11:59 p.m. Eastern U.S. Time on Wednesday, May 5, 2004.*

Call on a touch-tone telephone 1-877-290-2604 anytime. There is no charge for this call.

OPTION 2:	Vote by Internet - Access http://www.proxyvoting.com/sunoco. Have your proxy card in hand when you access the web site and follow the instructions. Internet voting closes at 11:59 p.m. Eastern U.S. Time on Wednesday, May 5, 2004.*

Your telephone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

OPTION 3:	Vote by Mail - If you do not wish to vote using a touch-tone telephone or the Internet, please complete, sign, date and return the proxy card below in the envelope provided.*

Whichever method you choose, please vote promptly.

*   In order to allow the SunCAP Trustee adequate time to vote the shares held in that plan, voting instructions from SunCAP participants must be received no later than 5:00 p.m. Eastern U.S. Time on Tuesday, May 4, 2004.

Fold and Detach Here	Fold and Detach Here

Sunoco, Inc. Ten Penn Center 1801 Market Street Philadelphia, PA 19103-1699	THIS PROXY AND VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SUNOCO, INC. FOR THE MAY 6, 2004 ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENTS THEREOF.

The undersigned appoints J. G. DROSDICK and A. C. MULE´ and each of them, with full power of substitution, as proxies and attorneys-in-fact (the “Proxies”) to vote as indicated all shares of Sunoco, Inc. Common Stock, which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the 2004 Annual Meeting. This proxy card also provides voting instructions for shares held for the account of the undersigned, if any, in the Sunoco, Inc. Capital Accumulation Plan (“SunCAP”). For additional explanatory information, see the “Questions and Answers” section of the accompanying proxy statement.

SIGNATURE	SIGNATURE	DATED

Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title. If stock is jointly owned, each joint owner should sign.

CONTINUED ON REVERSE SIDE

This proxy and voting instruction card, when properly executed, will be voted by the Proxies in the manner designated below. For shares not held in SunCAP, if this proxy and voting instruction card is returned signed, but there is no indication of a vote or if it is not clear which box is checked, the Proxies will vote FOR proposals (1) and (2). SunCAP shares will be voted in accordance with the terms of that plan.

The Board of Directors unanimously recommends a vote FOR proposals (1) and (2).

(1) Election of a Board of Directors:					FOR All Nominees Listed	WITHHOLD From All Nominees Listed
01 - R. J. Darnall	04 - T. P. Gerrity	07 - R. D. Kennedy	10 - R. A. Pew	13 - J. K. Wulff
02 - J. G. Drosdick	05 - R. B. Greco	08 - R. H. Lenny	11 - G. J. Ratcliffe
03 - U. F. Fairbairn	06 - J. G. Kaiser	09 - N. S. Matthews	12 - J. W. Rowe		☐	☐

FOR all nominees, except vote withheld from the following nominee(s), if any:

(2) Ratification of the appointment of Ernst & Young LLP as independent auditors for fiscal year 2004:	☐ FOR ☐ AGAINST ☐ ABSTAIN

☐	Please check ONLY if you plan to attend the 2004 Annual Meeting. Admission tickets are required and will be mailed to you.

☐	Please check if you have multiple shareholders in your household and want to consent to receive only one set of the annual report and proxy statement. Your consent will remain effective, and will apply to future annual meeting materials, until revoked. (See the 2004 Proxy Statement, Question 13).

☐	Please check if you consent to access future annual reports and proxy statements electronically via the Internet instead of receiving them in the mail. Your consent will remain effective, and will apply to future annual meeting materials, until revoked.

Please sign and date your proxy card on the reverse side and return it promptly in the envelope provided.